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                                                                       Exhibit 4

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                                  PRIMEDIA Inc.

                        and the Guarantors listed herein

                            8% Senior Notes due 2013

                              Series A and Series B


                                   ----------

                                    INDENTURE

                            Dated as of May 15, 2003

                                   ----------


                              THE BANK OF NEW YORK
                                     Trustee

================================================================================

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                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE...........................................................1

      Section 1.01.   Definitions..............................................................................1
      Section 1.02.   Other Definitions.......................................................................20
      Section 1.03.   Incorporation by Reference of Trust Indenture Act.......................................20
      Section 1.04.   Rules of Construction...................................................................20

ARTICLE 2 THE SECURITIES......................................................................................21

      Section 2.01.   Additional Securities; Form and Dating..................................................21
      Section 2.02.   Execution and Authentication............................................................22
      Section 2.03.   Registrar and Paying Agent..............................................................23
      Section 2.04.   Paying Agent to Hold Money in Trust.....................................................23
      Section 2.05.   Holder Lists............................................................................23
      Section 2.06.   Transfer and Exchange...................................................................24
      Section 2.07.   Replacement Securities..................................................................36
      Section 2.08.   Outstanding Securities..................................................................36
      Section 2.09.   Treasury Securities.....................................................................37
      Section 2.10.   Temporary Securities....................................................................37
      Section 2.11.   Cancellation............................................................................37
      Section 2.12.   Defaulted Interest......................................................................38
      Section 2.13.   CUSIP Numbers...........................................................................38

ARTICLE 3 OPTIONAL REDEMPTION AND OPTIONAL REDEMPTION UPON CHANGE OF CONTROL..................................38

      Section 3.01.   Notices to Trustee......................................................................38
      Section 3.02.   Selection of Securities to Be Redeemed..................................................39
      Section 3.03.   Notices to Holders......................................................................39
      Section 3.04.   Effect of Notice of Redemption..........................................................40
      Section 3.05.   Deposit of Redemption Price or Purchase Price...........................................40
      Section 3.06.   Securities Redeemed in Part.............................................................40
      Section 3.07.   Optional Redemption.....................................................................41
      Section 3.08.   Optional Redemption Upon Change of Control..............................................42
      Section 3.09.   Sinking Fund............................................................................42

ARTICLE 4 COVENANTS...........................................................................................42

      Section 4.01.   Payment of Securities...................................................................42
      Section 4.02.   Maintenance of Office or Agency.........................................................42
      Section 4.03.   SEC Reports; Financial Statements.......................................................43
      Section 4.04.   Compliance Certificate..................................................................44
      Section 4.05.   Compliance with Laws, Taxes.............................................................44

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
      Section 4.06.   Stay, Extension and Usury Laws..........................................................45
      Section 4.07.   Limitations on Restricted Payments......................................................45
      Section 4.08.   Dividends and Payment Restrictions Affecting Restricted Subsidiaries....................48
      Section 4.09.   Incurrence of Indebtedness..............................................................49
      Section 4.10.   Change of Control.......................................................................52
      Section 4.11.   Limitations on Asset Sales..............................................................53
      Section 4.12.   Transactions with Affiliates............................................................55
      Section 4.13.   Limitations on Liens....................................................................56
      Section 4.14.   Investments in Unrestricted Subsidiaries................................................56
      Section 4.15.   Payments for Consent....................................................................58
      Section 4.16.   Corporate Existence.....................................................................58
      Section 4.17.   Rule 144A Information Requirement.......................................................58

ARTICLE 5 SUCCESSORS..........................................................................................59

      Section 5.01.   Merger, Consolidation, or Sale of Assets................................................59
      Section 5.02.   Successor Corporation Substituted.......................................................59

ARTICLE 6 DEFAULTS AND REMEDIES...............................................................................59

      Section 6.01.   Events of Default.......................................................................59
      Section 6.02.   Acceleration............................................................................61
      Section 6.03.   Other Remedies..........................................................................62
      Section 6.04.   Waiver of Past Defaults.................................................................62
      Section 6.05.   Control by Majority.....................................................................62
      Section 6.06.   Limitations on Suits....................................................................63
      Section 6.07.   Rights of Holders to Receive Payment....................................................63
      Section 6.08.   Collection Suit by Trustee..............................................................63
      Section 6.09.   Trustee May File Proofs of Claim........................................................63
      Section 6.10.   Priorities..............................................................................64
      Section 6.11.   Undertaking for Costs...................................................................64

ARTICLE 7 TRUSTEE.............................................................................................65

      Section 7.01.   Duties of Trustee.......................................................................65
      Section 7.02.   Rights of Trustee.......................................................................66
      Section 7.03.   Individual Rights of Trustee............................................................66
      Section 7.04.   Trustee's Disclaimer....................................................................67
      Section 7.05.   Notice of Defaults......................................................................67
      Section 7.06.   Reports by Trustee to Holders...........................................................67
      Section 7.07.   Compensation and Indemnity..............................................................67
      Section 7.08.   Replacement of Trustee..................................................................68
      Section 7.09.   Successor Trustee by Merger, etc........................................................69
      Section 7.10.   Eligibility; Disqualification...........................................................69
      Section 7.11.   Preferential Collection of Claims Against Company.......................................69

                                       ii
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
ARTICLE 8 LEGAL AND COVENANT DEFEASANCE.......................................................................70

      Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance................................70
      Section 8.02.   Legal Defeasance and Discharge..........................................................70
      Section 8.03.   Covenant Defeasance.....................................................................70
      Section 8.04.   Conditions to Legal or Covenant Defeasance..............................................71
      Section 8.05.   Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                      Provisions..............................................................................72

      Section 8.06.   Repayment to Company....................................................................72
      Section 8.07.   Reinstatement...........................................................................72

ARTICLE 9 AMENDMENTS..........................................................................................73

      Section 9.01.   Without Consent of Holders..............................................................73
      Section 9.02.   With Consent of Holders.................................................................73
      Section 9.03.   Compliance with Trust Indenture Act.....................................................75
      Section 9.04.   Revocation and Effect of Consents.......................................................75
      Section 9.05.   Notation on or Exchange of Securities...................................................75
      Section 9.06.   Trustee to Sign Amendments, etc.........................................................76

ARTICLE 10 GUARANTEE..........................................................................................76

      Section 10.01.   Subsidiary Guarantee...................................................................76
      Section 10.02.   Execution and Delivery of Guarantee....................................................77
      Section 10.03.   Guarantors May Consolidate, etc., on Certain Terms.....................................78
      Section 10.04.   Releases Following Sale of Assets......................................................78
      Section 10.05.   "Trustee" to Include Paying Agent......................................................79
      Section 10.06.   Existing and Additional Subsidiary Guarantees..........................................79

ARTICLE 11 MISCELLANEOUS......................................................................................79

      Section 11.01.   Trust Indenture Act Controls...........................................................79
      Section 11.02.   Notices................................................................................79
      Section 11.03.   Communication by Holders with Other Holders............................................81
      Section 11.04.   Certificate and Opinion as to Conditions Precedent.....................................81
      Section 11.05.   Statements Required in Certificate or Opinion..........................................81
      Section 11.06.   Rules by Trustee and Agents............................................................81
      Section 11.07.   Legal Holidays.........................................................................82
      Section 11.08.   No Recourse Against Others.............................................................82
      Section 11.09.   Governing Law..........................................................................82
      Section 11.10.   No Adverse Interpretation of Other Agreements..........................................82
      Section 11.11.   Successors.............................................................................82
      Section 11.12.   Severability...........................................................................82
      Section 11.13.   Counterpart Originals..................................................................82
      Section 11.14.   Trustee as Paying Agent and Registrar..................................................83
      Section 11.15.   Table of Contents, Headings, etc.......................................................83
      Section 11.16.   Bank of New York Not Acting in Individual Capacity.....................................83

                                       iii
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
      Section 11.17.   Additional Rights of Holders of Transfer Restricted Securities.........................83

ARTICLE 12 SECURITY...........................................................................................83

      Section 12.01.   Pledge Agreement.......................................................................83
      Section 12.02.   Release of Collateral..................................................................84

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
SIGNATURES ...........................................................................................67, 68, 69

EXHIBIT A-1 FORM OF SECURITY

EXHIBIT A-2 FORM OF REGULATION S GLOBAL NOTE

EXHIBIT A-3 FORM OF GUARANTEE

EXHIBIT B   FROM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
            TRANSFER OF SECURITIES

EXHIBIT C   FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D   FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

                                        v
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                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                      Indenture Section
---------------                                                                  -----------------
310(a)(1)..................................................................                      7.10
   (a)(2)..................................................................                      7.10
   (a)(3)..................................................................                      N.A.
   (a)(4)..................................................................                      N.A.
   (a)(5)..................................................................                      7.10
   (b).....................................................................                      7.10
   (c).....................................................................                      N.A.
311(a).....................................................................                      7.11
   (b).....................................................................                      7.11
   (c).....................................................................                      N.A.
312(a).....................................................................                      2.05
   (b).....................................................................                     11.03
   (c).....................................................................                     11.03
313(a).....................................................................                      7.06
   (b)(1)..................................................................                     11.03
   (b)(2)..................................................................                7.06, 7.07
   (c).....................................................................               7.06, 11.02
   (d).....................................................................                      7.06
314(a).....................................................................               4.03, 11.02
   (b).....................................................................                      N.A.
   (c)(1)..................................................................                     11.04
   (c)(2)..................................................................                     11.04
   (c)(3)..................................................................                      N.A.
   (d).....................................................................                      N.A.
   (e).....................................................................                     11.05
   (f).....................................................................                      N.A.
315(a).....................................................................                      7.01
   (b).....................................................................               7.05, 11.02
   (c).....................................................................                      7.01
   (d).....................................................................                      7.01
   (e).....................................................................                      6.11
316(a) (last sentence).....................................................                      2.09
   (a)(1)(A)...............................................................                      6.05
   (a)(1)(B)...............................................................                      6.04
   (a)(2)..................................................................                      N.A.
   (b).....................................................................                      6.07
   (c).....................................................................                      2.12
317(a)(1)..................................................................                      6.08
   (a)(2)..................................................................                      6.09
   (b).....................................................................                      2.04
318(a).....................................................................                     11.01
   (b).....................................................................                      N.A.
   (c).....................................................................                     11.01

N.A. means not applicable
*This Cross-Reference Table is not part of the Indenture

                                       vi
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               INDENTURE, dated as of May 15, 2003, among PRIMEDIA Inc., a
Delaware corporation (the "COMPANY"), the corporations listed on Schedule I hereto (each a "GUARANTOR" and collectively, the "GUARANTORS") and The Bank of New York, a New York banking corporation, as Trustee.

               Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the 8% Senior Notes due 2013 (the "SERIES A NOTES") and the 8% Senior Notes due 2013 to be issued in exchange for the Series A Notes (the "Series B Notes" and, together with the Series A Notes, the "NOTES" or the "SECURITIES") issued by the
Company:

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION

                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS

               "144A GLOBAL NOTE" means a Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

               "ADDITIONAL INTEREST" means, with respect to any Securities, all unpaid additional interest owing by the Company pursuant to the Registration Rights Agreement for such Securities.

               "ADJUSTED CONSOLIDATED NET INCOME" means, with respect to any Person for any period, (i) the Consolidated Net Income of such Person for such period, plus (ii) in the case of the Company and its Restricted Subsidiaries, all cash received during such period by the Company or any Restricted Subsidiary from its Unrestricted Subsidiaries from the payment of dividends or distributions (including tax sharing payments and loans or advances which are junior in right of payment to the Securities and have a longer Average Life than the Securities), but only to the extent such cash payments are not otherwise included in "Adjusted Consolidated Net Income." Each item of Adjusted Consolidated Net Income will be determined in conformity with GAAP, except that, for purposes of the application of Accounting Principles Board Opinions Nos. 16 and 17, such Person may select any amortization practice allowable by GAAP up to 40 years, notwithstanding the use of a different amortization in such Person's consolidated financial statements. Any designation of a Subsidiary of the Company as a Restricted Subsidiary or Unrestricted Subsidiary at or prior to the time of the calculation of Adjusted Consolidated Net Income of a Subsidiary will be treated as if it had occurred at the beginning of the applicable period.

               "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, of the controlled person, whether through ownership of voting securities, by agreement or otherwise.

               "AGENT" means any Registrar or Paying Agent.

               "APPLICABLE PREMIUM" with respect to any Security being redeemed pursuant to Section 3.08 shall equal the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value of the required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus the Applicable Spread, over (B) the then outstanding principal amount of such Security.

               "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

               "APPLICABLE SPREAD" means one half of one percent.

               "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by the referent Person of any of its assets (including by way of a sale-and-leaseback and including the sale or other transfer of any of the Capital Stock of any Subsidiary of the referent Person); PROVIDED, that notwithstanding the foregoing, the term "Asset Sale" shall not include the sale, lease, conveyance, disposition or other transfer of (i) with respect to an Unrestricted Subsidiary, (A) any assets not constituting all or substantially all of the assets of any Net Cash Flow Unrestricted Subsidiary and
(B) any Capital Stock or any assets of any Restricted Payment Unrestricted Subsidiary, (ii) all or substantially all of the assets of the Company, as permitted pursuant to Section 5.01 hereof, (iii) any assets between the Company, any Restricted Subsidiary or any Unrestricted Subsidiary, (iv) (A) cash and cash equivalents, (B) inventory in the ordinary course of business and (C) any other tangible or intangible asset, in each case in the ordinary course of business of the Company or its Restricted Subsidiaries, (v) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof or
(vi) Receivables and Other Assets pursuant to a Qualified Securitization Transaction.

               "AVERAGE LIFE" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

               "BANK CREDIT FACILITIES" means the Credit Agreement dated as of June 20, 2001 among the Company, various financial institutions from time to time party thereto, Bank of America, N.A., as Syndication Agent, The Bank of New York and The Bank of Nova Scotia, as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent.

               "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

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               "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

               "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

               "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

               "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

               "CHANGE OF CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than KKR and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than (A) 35 percent (35%) of the total voting power of the then outstanding voting stock of the Company and (B) the total voting power of the then outstanding voting stock of the Company beneficially owned by KKR and its Affiliates or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

               "CLASS D DEBENTURE INDENTURE" means the indenture governing the Class D Subordinated Debentures.

               "CLASS D SUBORDINATED DEBENTURES" means the 10% Class D Subordinated Exchange Debentures due 2008 of the Company issuable in exchange for the Series D Preferred Stock.

               "CLASS F DEBENTURE INDENTURE" means the indenture governing the Class F Subordinated Debentures.

               "CLASS F SUBORDINATED DEBENTURES" means the 9.20% Class F Subordinated Exchange Debentures due 2009 of the Company issuable in exchange for the Series F Preferred Stock.

               "CLASS H DEBENTURE INDENTURE" means the indenture governing the Class H Subordinated Debentures.

               "CLASS H SUBORDINATED DEBENTURES" means the 8?% Class H Subordinated Exchange Debentures due 2010 of the Company issuable in exchange for the Series H Preferred Stock.

               "CLASS J SUBORDINATED NOTES" means the 12.5% Class J Subordinated Notes issuable in exchange for the Series J Preferred Stock.

               "CLEARSTREAM" means Clearstream Banking S.A.

               "COLLATERAL" has the meaning assigned to such term in the Pledge Agreement.

               "COLLATERAL AGENT" means JPMorgan Chase Bank, in its capacity as collateral agent and pledgee under the Pledge Agreement.

               "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

               "COMPANY" means (i) PRIMEDIA Inc., a Delaware corporation, and
(ii) any successor of PRIMEDIA Inc. pursuant to Article 5 hereof.

               "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Adjusted Consolidated Net Income of such Person for such period PLUS (a) (i) with respect to any Restricted Subsidiary other than a Partially Owned Restricted Subsidiary, provision for taxes based on income or profits to the extent such provision for taxes was included in computing Adjusted Consolidated Net Income and (ii) with respect to any Partially Owned Restricted Subsidiary, the Pro Rata Portion of any provision for taxes based on income or profits to the extent such provision for taxes was included in computing Adjusted Consolidated Net Income, PLUS (b) (i) with respect to any Restricted Subsidiary other than a Partially Owned Restricted Subsidiary, consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash interest payments), and (ii) with respect to any Partially Owned Restricted Subsidiary, the Pro Rata Portion of consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash interest payments), PLUS
(c) (i) with respect to any Restricted Subsidiary other than a Partially Owned Restricted Subsidiary, depreciation, amortization and other non-cash charges to the extent such depreciation, amortization and other non-cash charges were deducted in computing Adjusted Consolidated Net Income (including amortization of goodwill and other intangibles) and (ii) with respect to any Partially Owned Restricted Subsidiary, the Pro Rata Portion of depreciation, amortization and other non-cash charges to the extent such depreciation, amortization and other non-cash charges were deducted in computing Adjusted Consolidated Net Income (including amortization of goodwill and other intangibles); PROVIDED, with respect to the calculation of a Person's Debt to Consolidated Cash Flow Ratio, that if, during such period, (a) such Person or any of its Subsidiaries shall have made any Asset Sales (other than, in the case of the Company and its Restricted Subsidiaries, sales of the Capital Stock of or any assets of Unrestricted Subsidiaries which constitute Asset Sales), Consolidated Cash Flow of such Person for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive), to the extent such Consolidated Cash Flow was included in computing Consolidated Cash Flow, directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period or increased by an amount equal to the Consolidated Cash Flow (if negative), to the extent such Consolidated Cash Flow was included in computing Consolidated Cash Flow, directly attributable thereto for such period and (b) such Person or any of its Subsidiaries (other than, in the case of the Company and its Restricted Subsidiaries, Unrestricted Subsidiaries) has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including without limitation, any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated Cash Flow of such person shall be calculated (notwithstanding clause (i) of the definition of Consolidated Net Income) as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period. Consolidated Cash Flow of such Person shall be determined for any period without regard to changes in Working Capital of such Person and its Subsidiaries during such period.

               "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the (a) consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash interest payments) and (b) the amount of all cash dividend payments on all series of preferred stock other than cash dividends on preferred stock of Unrestricted Subsidiaries and cash dividends paid to such Person or its Subsidiaries; PROVIDED that with respect to Partially Owned Restricted Subsidiaries, only the Pro Rata Portion of any amounts covered by clauses (a) and (b) above shall be included in calculating Consolidated Fixed Charges; PROVIDED FURTHER that if, during such period, (i) such Person or any of its Subsidiaries shall have made any Asset Sales (other than, in the case of the Company and its Restricted Subsidiaries, sales of the Capital Stock of or any assets of Unrestricted Subsidiaries which constitute asset sales), Consolidated Fixed Charges of such Person for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to the assets which are the subject of such Asset Sales for such period and (ii) such Person or any of its Subsidiaries (other than, in the case of the Company and its Restricted Subsidiaries, Unrestricted Subsidiaries) has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with the transaction causing a calculation to be made hereunder, Consolidated Fixed Charges of such Person shall be calculated as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period.

               "CONSOLIDATED NET CASH FLOW" means, with respect to any Person for any period, the aggregate Consolidated Cash Flow of such Person for such period, MINUS (a) capital expenditures of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), MINUS (b) the aggregate amount of all cash dividends paid by such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof) to holders of its Capital Stock other than to such Person or its Subsidiaries, MINUS (c) the aggregate amount of all taxes based on income or profits paid by such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof) other than to such Person or its Subsidiaries, MINUS (d) cash Interest Expense of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), MINUS (e) repayments of principal of Indebtedness by such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), MINUS (f) any increases in Working Capital of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), and PLUS (g) any decreases in Working Capital of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), in each case, for such period and determined in accordance with GAAP; PROVIDED that in calculating the amount referred to in clause (f) or (g) above, as the case may be, for any period during which the Company or any of its Restricted Subsidiaries has consummated an Asset Sale (other than, the case of the Company and its Restricted Subsidiaries, sales of Capital Stock of, cash or any assets of Unrestricted Subsidiaries which constitute Asset Sales), the portion of the change in Working Capital for such period attributable to the entity or business sold or purchased shall be based (x) in the case of such an Asset Sale, on the change in Working Capital attributable to the entity or business sold from the first day of such period to the date of the consummation of such sale and (y) in the case of an acquisition, on the change in Working Capital attributable to the entity or business acquired from the date of consummation of such acquisition to the last day of such period.

               "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, with respect to any Partially Owned Restricted Subsidiary, including only the Pro Rata Portion of the net income (or loss) of such Partially Owned Restricted Subsidiary as of any date of determination of Consolidated Net Income for the Company and its Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP, PROVIDED that (i) the net income (or loss) of any Person which is not a Subsidiary or is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or distributions (including tax sharing payments and loans or advances which are junior in right of payment to the Securities and have a longer Average Life than the Securities) paid to the referent Person or a Subsidiary of the referent Person, (ii) except to the extent includable pursuant to the foregoing clause (i), the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries shall be excluded, (iii) any gains or losses attributable to Asset Sales net of related tax costs or tax benefits, as the case may be, shall be excluded and (iv) the net income of any Unrestricted Subsidiary (and, solely for purposes of Section 4.07 hereof, the net income of any Partially Owned Restricted Subsidiary) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Unrestricted Subsidiary (or, solely for the purposes of Section 4.07 hereof, any Partially Owned Restricted Subsidiary) of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders that, in each such case, has not been legally waived or otherwise satisfied.

               In addition, "Consolidated Net Income" will not include, without limitation:

               (A) any non-capitalized transaction costs and expenses incurred in connection with financings, investments or acquisitions, including, but not limited to, financing and refinancing fees;

               (B) any extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with the redemption or retirement of any Indebtedness prior to its stated maturity; and

               (C) any non-recurring charges arising out of the restructuring or consolidation of the operations of any persons or business either alone or together with the Company or any Restricted Subsidiary, incurred within 18 months following the acquisition of those persons or businesses by the Company or any Restricted Subsidiary.

               "CONSOLIDATED NET WORTH" means, for purposes of this Indenture, at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the referent Person and its Subsidiaries on a consolidated basis, less amounts attributable to Redeemable Stock, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52), except that all effects of the application of Accounting Principles Board Opinions Nos. 16 and 17 and related interpretations shall be disregarded.

               "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust and Agency Group.

               "CREDIT FACILITIES" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Bank Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

               "CURRENCY AGREEMENT" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in currency values.

               "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               "DEBT TO CONSOLIDATED CASH FLOW RATIO" means the ratio of all Indebtedness of the Company and its Restricted Subsidiaries to Consolidated Cash Flow.

               "DEFAULT" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

               "DEFINITIVE NOTE" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Security shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

               "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "EQUITY INTERESTS" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

               "EQUITY OFFERING" means any public or private offering of Equity Interests (other than Redeemable Stock) of the Company.

               "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXCHANGE OFFER" means the offer which may be made by the Company pursuant to the Registration Rights Agreement to exchange Series A Notes for the Series B Notes.

               "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

               "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than the Bank Credit Facilities and the Outstanding Notes) in existence on the date of this Indenture, until such amounts are repaid.

               "FIXED CHARGE COVERAGE RATIO" means the ratio of Consolidated Cash Flow to Consolidated Fixed Charges.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of this Indenture.

               "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

               "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

               "GUARANTEE" means, individually and collectively, the guarantees given by the Guarantors pursuant to Article 10 hereof, including a notation in the Securities substantially in the form attached hereto as Exhibit A-3.

               "GUARANTEE DATE" means the date upon which a Guarantor executes a Guarantee.

               "GUARANTOR" means each domestic Restricted Subsidiary of the Company, other than any Securitization Subsidiary, which is wholly owned, directly or indirectly, by the Company.

               "HOLDER" means a Person in whose name a Security is registered.

               "IAI GLOBAL NOTE" means the Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors.

               "INDEBTEDNESS" of any Person means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to financing leases), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), and shall also include, to the extent not otherwise included, any Capital Lease Obligations, the maximum fixed repurchase price of any Redeemable Stock, indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, guarantees of items that would be included within this definition to the extent of such guarantees (exclusive of whether such items would appear upon such balance sheet), and net liabilities in respect of Currency Agreements and Interest Rate Agreements. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, PROVIDED that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured. For the purpose of determining the aggregate Indebtedness of the Company and its Restricted Subsidiaries, such Indebtedness shall exclude (a) the Indebtedness of any Unrestricted Subsidiary of the Company or any Unrestricted Subsidiary of a Restricted Subsidiary and (b) with respect to any Partially Owned Restricted Subsidiary, the Pro Rata

Portion of any Indebtedness of any Partially Owned Restricted Subsidiary of the Company or any Partially Owned Restricted Subsidiary of a Restricted Subsidiary pursuant to which the lender thereunder does not have recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

               "INDENTURE" means this Indenture as amended from time to time.

               "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

               "INITIAL PURCHASER" means J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Lehman Brothers Inc., BNY Capital Markets, Scotia Capital (USA) Inc. and Fleet Securities, Inc.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

               "INTEREST EXPENSE" means, with respect to any Person, for any period, the aggregate amount of interest in respect of Indebtedness (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net cost (benefit) associated with Interest Rate Agreements, and excluding amortization of deferred finance fees and interest recorded as accretion in the carrying value of liabilities (other than Indebtedness) recorded at a discounted value) and all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period.

               "INTEREST PAYMENT DATE" has the meaning assigned to such term in the Securities.

               "INTEREST RATE AGREEMENTS" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

               "INVESTMENT" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other Person. For the purposes of Sections 4.07 and 4.14 hereof, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith.

               "KKR" means Kohlberg Kravis Roberts & Co., L.P.

               "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

               "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or lease in the nature thereof).

               "NET CASH FLOW UNRESTRICTED SUBSIDIARY" means an Unrestricted Subsidiary which is not a Restricted Payment Unrestricted Subsidiary.

               "NET PROCEEDS" means, with respect to any Asset Sale, the aggregate cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursement or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Subsidiaries in respect of such Asset Sale, net of (i) the cash expenses of such sale (including, without limitation, the payment of principal, premium, if any, and interest on Indebtedness required to be paid as a result of such Asset Sale (other than the Outstanding Notes and the Securities and amounts repaid pursuant to the Credit Facilities) and legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Proceeds on such date and (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof.

               "NON-RECOURSE INDEBTEDNESS" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (other than a Securitization Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender,
(ii) as to which no default (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary (other than a Securitization Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing they will not have recourse to the shares or assets of the Company or any Restricted Subsidiary (other than a Securitization Subsidiary).

               "NON-U.S. PERSON" means a Person who is not a U.S. Person.

               "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "OFFICERS" means the President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company or any Guarantor, as applicable.

               "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Company's chief executive officer, chief financial officer or controller financial accounting.

               "OPINION OF COUNSEL" means an opinion from legal counsel that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

               "OUTSTANDING NOTES" means the 8 1/2% Senior Notes due 2006, the 7?% Senior Notes due 2008 and the 8?% Senior Notes due 2011 of the Company, as each may be amended, supplemented or otherwise modified from time to time.

               "OUTSTANDING NOTE INDENTURES" means the Indenture, dated as of January 24, 1996, among the Company, the guarantors listed therein and The Bank of New York, as trustee, relating to the 8 1/2% Senior Notes due 2006 and the Indenture, dated as of February 17, 1998, among the Company, the guarantors listed therein and The Bank of New York, as trustee, relating to the 7?% Senior Notes due 2008, and the Indenture, dated as of May 8, 2001, among the Company, the guarantors listed therein and The Bank of New York, as trustee, relating to the 8?% Senior Notes due 2011, as each may be amended, supplemented or otherwise modified from time to time.

               "PARTIALLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary other than a wholly owned Restricted Subsidiary.

               "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

               "PARTICIPATING BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

               "PERMITTED LIENS" means (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the date of this Indenture, PROVIDED that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the item of property subject thereto, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and (d) the incurrence of such Indebtedness is permitted by Section 4.09 hereof; (vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to an Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries; (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements;
(xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company and its Subsidiaries; (xiv) any interest or title of a lessor in the property subject to any Capital Lease Obligation or operating lease; (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xvi) Liens permitted by the Credit Facilities as in effect on the date of this Indenture;
(xvii) Liens securing Indebtedness described in clause (xii) of the second paragraph of Section 4.09 hereof; (xviii) Liens between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; (xix) Liens securing letters of credit in an amount not to exceed $75 million in the aggregate at any one time; (xx) Liens in an amount not to exceed $50 million in the aggregate at any one time; (xxi) Liens incurred by Partially Owned Restricted Subsidiaries which do not exceed 10% of Total Assets in the aggregate at any one time; and
(xxii) Liens on assets of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction. Notwithstanding anything to the contrary in the foregoing, for purposes of Section 4.13, "Permitted Liens" shall not include Liens created under the Pledge Agreement.

               "PERSON" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

               "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of June 20, 2001, made by the Company in favor of the Collateral Agent for the benefit of certain secured creditors defined therein, as in effect on the date hereof.

               "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

               "PRO RATA PORTION" means, with respect to any Partially Owned Restricted Subsidiary, the percentage of such Partially Owned Restricted Subsidiary's outstanding Equity Interests beneficially owned by the Company and its Restricted Subsidiaries.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or of any Restricted Subsidiary) and (b) any other person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest, in Receivables and Other Assets.

               "RECEIVABLES AND OTHER ASSETS" means, with respect to any Person, all of the following property and interests in property of such Person, whether now existing or existing in the future or hereafter acquired or arising:

               (1)  accounts;

               (2) accounts receivable or other similar rights to future payments in respect of assets sold or to be sold, rights granted or to be granted or services rendered or to be rendered, including, without limitation, all rights to payment created by or arising from sales of goods, lease of goods or the rendition of services no matter how evidenced, whether or not earned by performance;

               (3) all unpaid seller's or lessor's rights, including, without limitation, recession, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom;

               (4) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods;

               (5) all reserves and credit balances with respect to any such accounts receivable or account debtors;

               (6) all letters of credit, security or guarantees of any of the foregoing;

               (7) all insurance policies or reports relating to any of the foregoing;

               (8) all collection or deposit accounts relating to any of the foregoing;

               (9)  all proceeds of any of the foregoing; and

               (10) all books and records relating to any of the foregoing.

               "REDEEMABLE STOCK" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Securities), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Securities, or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, at any time prior to the stated maturity of the Securities except for Equity Interests of the Company issued to present and former members of management of the Company and its Subsidiaries pursuant to subscription and option agreements in effect on the date hereof or under any stock option plan of About.com, Inc. existing on the date hereof and common stock and options of the Company issued to future members of management of the Company and its Subsidiaries pursuant to subscription agreements executed subsequent to the date hereof containing provisions for the repurchase of such common stock and options upon death, disability or termination of employment of such persons which are substantially identical to those contained in the subscription agreements in effect on the date hereof; PROVIDED that for purposes of Section 4.07 hereof and that for purposes of the definition of Indebtedness, Redeemable Stock does not include the Series D Preferred Stock, the Series F Preferred Stock or the Series H Preferred Stock or any other preferred stock issued by the Company prior to the date hereof but not outstanding on the date hereof.

               "REGISTRATION RIGHTS AGREEMENT" means (a) the registration rights agreement, dated May 15, 2003, among the Company, the Guarantors J.P. Morgan Securities Inc., Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives of the Initial Purchasers and (b) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the persons purchasing such Additional Securities under the related purchase agreement.

               "REGULATION S" means Regulation S promulgated under the Securities Act.

               "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

               "REGULATION S PERMANENT GLOBAL NOTE" means a permanent Global
Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

               "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global
Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

               "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the Corporate Trust and Agency Group (or any successor group thereto) of the Trustee, including any Vice President, Assistant Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

               "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

               "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

               "RESTRICTED PAYMENT UNRESTRICTED SUBSIDIARY" means an Unrestricted Subsidiary which was capitalized exclusively with a permitted Restricted Payment or the proceeds from the issuance of an Equity Interest by the Company or with the proceeds of the sale of stock or substantially all of the assets of any other Unrestricted Subsidiary which was capitalized with such funds to the extent that a liquidating dividend is paid to the Company or any Restricted Subsidiary from the proceeds of such sale.

               "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

               "RESTRICTED SUBSIDIARY" means, for the purposes of this Indenture, a Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

               "RULE 144" means Rule 144 promulgated under the Securities Act.

               "RULE 144A" means Rule 144A promulgated under the Securities Act.

               "RULE 903" means Rule 903 promulgated under the Securities Act.

               "RULE 904" means Rule 904 promulgated the Securities Act.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES" means the Securities described above issued under this Indenture.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SECURITIZATION SUBSIDIARY" means any Person to which the Company or any Restricted Subsidiary transfers Receivables and Other Assets and that engages in no activities other than in connection with financing of Receivables and Other Assets and that is designated by the Board of Directors as a Securitization Subsidiary and

               (A) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

                    (i) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                    (ii) is recourse to or obligates the Company or any
                         Restricted Subsidiary (other than such Securitization Subsidiary) in any way other than pursuant to Standard Securitization Undertakings;

                    (iii) subjects any property or asset of the Company or any
                         Restricted Subsidiary (other than such Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

               (B) with which neither the Company nor any Restricted Subsidiary (other than such Securitization Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables and Other Assets of such entity, and

               (C) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Subsidiary) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

               Any designation of a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.

               "SERIES D PREFERRED STOCK" means the Company's $10.00 Series D Exchangeable Preferred Stock Redeemable 2008, par value $0.01 per share.

               "SERIES F PREFERRED STOCK" means the Company's $9.20 Series F Exchangeable Preferred Stock Redeemable 2009, par value $0.01 per share.

               "SERIES H PREFERRED STOCK" means the Company's $8.625 Series H Exchangeable Preferred Stock Redeemable 2010, par value $0.01 per share.

               "SERIES J PREFERRED STOCK" means the Company's Series J Convertible Exchangeable Preferred Stock, par value $0.01 per share.

               "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

               "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

               "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in a Qualified Securitization Transaction.

               "SUBSIDIARY" of any Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

               "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb).

               "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries.

               "TRANSFER RESTRICTED SECURITIES" means each Security, until the earliest to occur of (a) the date on which such Security is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Security has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Security is disposed of by any broker or dealer registered under the Exchange Act pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Security is distributable to the public pursuant to Rule 144 under the Securities Act.

               "TRANSFERS" means (i) any payment of interest on Indebtedness, dividends or repayments of loans or advances and (ii) any other transfers of assets, in each case from an Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries.

               "TREASURY RATE" means, for the purposes of this Indenture, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of the Securities; PROVIDED that if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

               "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

               "UNRESTRICTED GLOBAL NOTE" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

               "UNRESTRICTED SUBSIDIARY" means, for the purposes of this Indenture, (i) each of the following Subsidiaries of the Company, unless and until such Subsidiary ceases to be a Subsidiary of the Company or is designated as a Restricted Subsidiary pursuant to the terms hereof: PRIMEDIANet Inc., PRIMEDIA Ventures, Inc., PRIMEDIA Teenclick Corp., PRIMEDIA Digital Video Holdings LLC, About, Inc., HPC Interactive, LLC, Media Central Acquisition, LLC, Kagan World Media Limited, Kagan Asia Media, Ltd., PRIMEDIA California Digital Inc., Media Central LLC, PRIMEDIA Youth Entertainment LLC, PRIMEDIA Investment LLC, PRIMEDIA PRISM LLC, PRIMEDIA Enterprises, Inc., Distributech LLC, and PRIMEDIA International, Inc., (ii) any other Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (iii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that
(a) the Company certifies that such designation complies with Section 4.07 and
4.14 hereof, and (b) the Subsidiary to be so designated has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof (without giving effect to clauses (i) through (xvi) of the second paragraph thereof), on a PRO FORMA basis taking into account such designation.

               "U.S. GOVERNMENT OBLIGATIONS" means direct noncallable obligations of or guaranteed by the United States of America.

               "U.S. PERSON" means a U.S. person as defined in Rule 902(k) under the Securities Act.

               "WORKING CAPITAL" means, with respect to any Person for any period, the current assets of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof) on a consolidated basis, after excluding therefrom cash and cash equivalents and deferred income taxes, less the current liabilities of such person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof) on a consolidated basis, after excluding therefrom, in each case to the extent otherwise included therein, all short-term Indebtedness for borrowed money, the current portion of any long-term Indebtedness, liabilities arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business, PROVIDED that such liabilities are extinguished within three business days of this incurrence, and deferred income taxes of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof).

SECTION 1.02.  OTHER DEFINITIONS

                                                                     Defined in
       Term                                                            Section
       ----                                                          ----------
       "Additional Securities"..........................................2.01
       "Affiliate Transaction"..........................................4.12
       "Change of Control Offer"........................................4.10
       "Change of Control Payment"......................................4.10
       "Change of Control Payment Date".................................4.10(2)
       "Event of Default"...............................................6.01
       "Legal Holiday".................................................11.07
       "Paying Agent"...................................................2.03
       "Registrar"......................................................2.03
       "Refinancing Indebtedness".......................................4.09
       "Restricted Payments"............................................4.07
       "Retired Capital Stock"..........................................4.07
       "Refunding Capital Stock"........................................4.07
       "Successor"......................................................5.01(i)

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "INDENTURE SECURITIES" means the Securities and the Guarantees.

               "INDENTURE SECURITY HOLDER" means a Holder;

               "INDENTURE TO BE QUALIFIED" means this Indenture;

               "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

               "OBLIGOR" on the Securities means the Company, any other obligor upon the Securities or any successor obligor upon the Securities or any Guarantor.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION

               Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular; and

               (5)  provisions apply to successive events and transactions.

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.  ADDITIONAL SECURITIES; FORM AND DATING

               (a) ISSUANCE OF ADDITIONAL SECURITIES. The Company may, subject to Section 4.09 hereof, issue additional Securities (the "Additional Securities") under this Indenture which will have identical terms as the Securities issued on the date hereof other than with respect to their date of issuance, issue price and first payment of interest. The Securities issued on the date hereof and any Additional Securities subsequently issued shall be treated as a single class for all purposes under this Indenture.

               (b) GENERAL. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

               The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (c) GLOBAL NOTES. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

               (d) TEMPORARY GLOBAL NOTES. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

               (e) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.  EXECUTION AND AUTHENTICATION

               One Officer shall sign the Securities for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Securities and may be in facsimile form.

               If an Officer whose signature is on a Security no longer holds that office at the time a Note is authenticated, the Security shall nevertheless be valid.

               A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Securities for original issue.

               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT

               The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Securities may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

               The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

               The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes ("NOTE CUSTODIAN").

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05.  HOLDER LISTS

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE

               (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Security other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

               (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

               (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

               (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global
       Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Securities and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

               (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                      (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable, and the transferee must deliver a certificate in the form of Exhibit D hereto.

               (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
       Note if the exchange or transfer complies with the requirements of
       Section 2.06(b)(ii) above and:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D)     the Registrar receives the following:

                              (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                              (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                              (3)  in each such case set forth in this
               subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to subparagraph (B) or
               (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or
               (D) above.

               Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

               (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                      (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                      (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, and a certificate in the form of Exhibit D hereto;

                      (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                      (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D)     the Registrar receives the following:

                              (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                              (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                              (3)  in each such case set forth in this
               subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

               (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

               (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                      (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                      (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

                      (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

                      (G) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, and a certificate in the form of Exhibit D hereto, the Trustee shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (G) above, the IAI Global Note.

               (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D)     the Registrar receives the following:

                              (1)  if the Holder of such Definitive Notes
               proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (1)(c) thereof; and

                              (2)  if the Holder of such Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
               (4) thereof;

       in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

       Upon satisfaction of the conditions of any of the subparagraphs in this
       Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

               (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

               (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                      (C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act to an Institutional Accredited Investor, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable, and the transferee must deliver a certificate in the form of Exhibit D hereto; and

                      (D) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D)     the Registrar receives the following:

                              (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                              (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                              (3)  in each such case set forth in this
               subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

               (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

               (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

               (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i)       PRIVATE PLACEMENT LEGEND.

                      (A) Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

       "THE SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT THE TIME DURING THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A

       PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR
       (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

                      (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
               (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to
               this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

       "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE Trustee MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
       (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Securities represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

               (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08, and 9.05 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this

       Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or
       (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
       Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

SECTION 2.07.  REPLACEMENT SECURITIES.

               If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

               Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08.  OUTSTANDING SECURITIES.

               The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

               If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY SECURITIES.

               In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY SECURITIES.

               Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

               Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

               If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBERS

               The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3

                             OPTIONAL REDEMPTION AND

                   OPTIONAL REDEMPTION UPON CHANGE OF CONTROL

SECTION 3.01.  NOTICES TO TRUSTEE

               (a) If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth that such redemption shall occur pursuant to
Section 3.07 hereof and setting forth the redemption date, the principal amount of Securities to be redeemed and the redemption price.

               (b) If the Company elects to redeem Securities pursuant to the provisions of Section 3.08 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before the redemption date, an Officers' Certificate setting forth that a Change of Control has occurred and the date of such Change of Control and that such redemption shall occur pursuant to Section
3.08 hereof, and further setting forth the principal amount of Securities to be redeemed, the redemption price of such Securities and the intended redemption date.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED

               If less than all of the Securities are to be redeemed at any time, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Security in denominations of $1,000 or less shall be redeemed in part. The Trustee may select for redemption any portion (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

               The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

SECTION 3.03.  NOTICES TO HOLDERS

               (a) If the Company elects to redeem Securities pursuant to either of Section 3.07 or 3.08 hereof, notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address.

               The notice shall identify the Securities to be redeemed (including CUSIP number) and shall state:

               (1)  the redemption date;

               (2)  the redemption price;

               (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

               (4)  the name and address of the Paying Agent;

               (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

               (6) that interest on Securities or portions of them called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Securities pursuant to which the Securities are being redeemed; and

               (8) the aggregate principal amount of Securities that are being redeemed.

               (b) At the Company's timely request, the Trustee shall give the notice required in Section 3.03(a) hereof above in the Company's name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.03(a) hereof.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION

               Once notice of redemption is mailed (after the Trustee has received the notice provided for in Section 3.01 hereof), Securities called for redemption become due and payable on the redemption date at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall fail to make payment of the redemption price or accrued interest on the redemption date). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus premium and Additional Interest, if any, plus accrued interest, if any, to the redemption date, but interest installments whose maturity is on the redemption date and Additional Interest which become payable on the redemption date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Securities.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE

               Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money (in same-day funds) sufficient to pay the redemption price of, premium and Additional Interest, if any, and accrued interest on, all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which previously have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall return to the Company any such money not required for that purpose.

               If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed, whether or not such Securities are presented for payment, will cease to accrue on the applicable redemption date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal from the redemption date until such principal is paid and on any interest not paid on such unpaid principal, in each case, at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.  SECURITIES REDEEMED IN PART

               Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee, upon the written order of the Company, shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION

               At any time prior to May 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities (which includes Additional Securities, if any) issued hereunder at a redemption price of 108% of the principal amount of such Securities, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that:

               (1) at least 65% of the aggregate principal amount of Securities (which includes Additional Securities, if any) issued remains outstanding immediately after the occurrence of each of those redemptions (excluding Securities held by the Company and its Subsidiaries); and

               (2) any redemption must occur within 60 days of the date of closing of such Equity Offering.

               Except as provided in the preceding paragraph and other than in connection with a Change of Control pursuant to Section 3.08 herein, the Company may not redeem the Securities prior to May 15, 2008. On or after May 15, 2008, the Company may, at its option, redeem the Securities, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth in the immediately succeeding paragraph, plus accrued and unpaid interest thereon to the applicable redemption date.

               The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the twelve-month period beginning May 15 of the years indicated below:

               Year                                        Percentage
               ----                                        ----------
               2008.........................................104.000%
               2009.........................................102.667%
               2010.........................................101.333%
               2011 and thereafter..........................100.000%

               If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on that record date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Company.

               Notwithstanding the foregoing, upon the occurrence at any time of a Change in Control, the Securities will be redeemable, at the option of the Company, in whole or in part, pursuant to the provisions of Section 3.08 hereof.

               Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  OPTIONAL REDEMPTION UPON CHANGE OF CONTROL

               In addition to any redemption pursuant to Section 3.07 hereof, the Company may, at its option, redeem the Securities, in whole or in part, at any time within 160 days after a Change of Control upon not less than 30 nor more than 60 days' prior notice to each Holder of Securities to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount of the Securities being redeemed plus (ii) accrued and unpaid interest, if any, to the redemption date plus (iii) the Applicable Premium.

               Any redemption pursuant to this Section 3.08 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.09.  SINKING FUND

               The Securities will not be entitled to any sinking fund payments.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES

               The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities, and shall pay Additional Interest, if any, on the dates and in the manner provided in the Registration Rights Agreement. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company in available funds and designated for and sufficient to pay all principal and interest then due.

               The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY

               The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or the Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03.  SEC REPORTS; FINANCIAL STATEMENTS

               (a) The Company and the Guarantors shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company and/or the Guarantors are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d). Any Guarantor not required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall not be required to file such reports with the SEC or Trustee. The Company and the Guarantors shall also comply with the other provisions of TIA Section 314(a).

               (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, so long as at least 5% of the original principal amount of the Securities remain outstanding, the Company shall cause its financial statements referred to in Section 4.03(a) hereof, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be so mailed to the Holders within 90 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the Company's first three fiscal quarters. The Company will cause to be disclosed in a statement accompanying any annual report or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to Section 4.07 hereof. As of the date hereof, the Company's fiscal year ends on December 31. Any Guarantor not required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall not be required to file such reports with the SEC or Trustee.

               Delivery of such reports, information and documents to the Trustee is for information purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.  COMPLIANCE CERTIFICATE

               (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company shall, so long as any of the Securities are outstanding, (i) deliver to the Trustee, forthwith (and in any event within five Business Days) upon any Officer becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto and (ii) promptly notify the Trustee of any Change of Control.

SECTION 4.05.  COMPLIANCE WITH LAWS, TAXES

               The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

               The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.  LIMITATIONS ON RESTRICTED PAYMENTS

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests (other than (A) dividends or distributions payable in Equity Interests (other than Redeemable Stock) of the Company or such Restricted Subsidiary, (B) dividends or distributions payable to the Company or any of its Restricted Subsidiaries or (C) dividends or distributions by a Partially Owned Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by that Partially Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of that dividend or distribution in accordance with its Equity Interests in that class or series of securities), (ii) (A) voluntarily purchase, redeem or otherwise acquire or retire for value any preferred stock of the Company or any of its Restricted Subsidiaries, which by its terms, is exchangeable for any Indebtedness ("Exchangeable Preferred Stock") that is pari passu with or subordinated in right of payment to the Securities or (B) purchase, redeem or otherwise acquire or retire for value any Equity Interests (other than Exchangeable Preferred Stock) of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests purchased from the Company or any of its Restricted Subsidiaries), (iii) voluntarily purchase, repay, redeem, defease (including, but not limited to, covenant or legal defeasance) or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Securities (other than in connection with the refunding or refinancing of such Indebtedness), except a payment of interest or principal at the stated maturity of such Indebtedness or in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of such payment, and other than Indebtedness between and among the Company and its Restricted Subsidiaries or (iv) make Investments in Restricted Payment Unrestricted Subsidiaries (the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), if, at the time of such Restricted Payment:

               (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

               (b) the Company could not incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof (without giving effect to clauses (i) through (xvi) of the second paragraph thereof), which calculation shall be made on a PRO FORMA basis deducting from Adjusted Consolidated Net Income the amount of any

       Investment the Company has made in an Unrestricted Subsidiary during the relevant period and any Investment the Company intends to make in an Unrestricted Subsidiary, to the extent that such Investment is made with amounts included in Adjusted Consolidated Net Income as a result of Transfers described in clause (c)(x) of this Section 4.07 or clause
       (c)(y) of Section 4.14 hereof; or

               (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made after May 13, 1992, exceeds the sum of the following: (w) 50% of the amount of the Adjusted Consolidated Net Income (other than amounts included in the next succeeding clause (c)(x)) of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after May 13, 1992 through the end of the Company's fiscal quarter ending immediately prior to the time of such Restricted Payment (or, if Adjusted Consolidated Net Income for such period is a deficit, 100% of such deficit); PLUS (x) 100% of the amount of all Transfers from a Restricted Payment Unrestricted Subsidiary up to the aggregate amount of the Investment (after taking into account all prior Transfers from such Restricted Payment Unrestricted Subsidiary) in such Restricted Payment Unrestricted Subsidiary (valued in each case as provided in the definition of "Investment"); PLUS (y) in the event of a designation of a Restricted Payment Unrestricted Subsidiary as a Restricted Subsidiary, 100% of an amount equal to the greater of (A) the fair market value of such Subsidiary as determined by the Board of Directors of the Company in good faith (or, if such fair market value may exceed $25.0 million, as determined in writing by an independent investment banking firm of nationally recognized standing) at the time of the redesignation of such Restricted Payment Unrestricted Subsidiary as a Restricted Subsidiary and
       (B) the Consolidated Net Cash Flow generated by such Subsidiary for the period (taken as one accounting period) from the beginning of its first fiscal quarter commencing immediately after the date of its designation as a Restricted Payment Unrestricted Subsidiary through such Subsidiary's fiscal quarter ending immediately prior to its designation as a Restricted Subsidiary (or if such Consolidated Net Cash Flow for such period is a deficit, 100% of such deficit); PLUS (z) 100% of the aggregate net cash proceeds received by the Company from (i) the issuance or sale of Equity Interests of the Company (other than such Equity Interests issued or sold to a Restricted Subsidiary of the Company and other than Redeemable Stock) or (ii) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Restricted Subsidiary from the proceeds of such sale;

PROVIDED, HOWEVER, that for purposes of making Investments in Unrestricted Subsidiaries, if the amount determined in accordance with clauses (w) or (y) above is a deficit, such deficit shall be excluded from the computation of this clause (c); and PROVIDED, FURTHER, that all such amounts applied pursuant to this clause (c) shall not be available for application under clause (c) of
Section 4.14 hereof.

               The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) (A) the retirement of any shares of the Company's Capital Stock (the "Retired Capital Stock") either (1) in exchange for or (2) out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other shares of the Company's Capital Stock (the "Refunding Capital Stock") other than any Redeemable Stock, and (B) if immediately prior to such retirement of such Retired Capital Stock the declaration and payment of dividends thereon was permitted under either clause (iii) or (vii) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per year that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; (iii) the declaration and payment of dividends to the holders of the Series D Preferred Stock, Series F Preferred Stock and the Series H Preferred Stock; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company issued to present and former members of management of the Company and its Subsidiaries pursuant to subscription and option agreements in effect on the date hereof or under any stock option plan of About.com, Inc. existing on the date hereof and Equity Interests of the Company issued to future members of management pursuant to subscription agreements executed subsequent to the date hereof, containing provisions for the repurchase of such Equity Interests upon death, disability or termination of employment of such persons which are substantially identical to those contained in the subscription agreements in effect on the date hereof; (v) the declaration and payment of dividends on the Company's Common Stock of up to $25.0 million per annum plus 6% per annum of the net proceeds received at any time by the Company from (a) the issue or sale of Common Stock or (b)(1) the issuance of securities convertible into Common Stock (other than any such convertible securities issued to (A) members of the Company's management or its Board of Directors and (B) any Subsidiary of the Company) and (2) the conversion of such convertible securities into Common Stock, in both cases at the time of such conversion into Common Stock; (vi) the repurchase, redemption or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the Securities either (A) in exchange for or (B) with the proceeds of the issuance of, Equity Interests (other than Redeemable Stock) of the Company; (vii) the declaration and payment of dividends to holders of any class or series of the Company's preferred stock issued after the date hereof (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this paragraph), PROVIDED that at the time of such issuance the Company's Fixed Charge Coverage Ratio, after giving effect to such issuance, would be greater than 1.25 to 1;
(viii) the redemption, repurchase or other acquisition or retirement for value of any Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the Securities (A) with the proceeds of, or in exchange for, Indebtedness incurred pursuant to clause (vii) of the second paragraph of
Section 4.09 hereof or (B) if, after giving effect to such redemption, repurchase or retirement, the Company could incur at least $1.00 of Indebtedness under the first paragraph of Section 4.09 hereof (without giving effect to clauses (i) through (xvi) of the second paragraph thereof); (ix) the retirement of the Series D Preferred Stock, Series F Preferred Stock, Series H Preferred Stock and Series J Preferred Stock in exchange for the issuance of the Class D Subordinated Debentures, Class F Subordinated Debentures, Class H Subordinated Debentures and Class J Subordinated Notes, respectively, pursuant to the respective certificates of designations relating thereto, (x) the purchase of Class D Subordinated Debentures, Class F Subordinated Debentures and Class H Subordinated Debentures in accordance with the Change of Control covenants in the Class D Debenture Indenture, the Class F Debenture Indenture and the Class H Debenture Indenture, respectively; (xi) Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (xi) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (xii) the repurchase, retirement or other acquisition for value of Equity Interests of the Company which are not held by KKR or any of its Affiliates; PROVIDED, that (A) the aggregate Restricted Payments made under this clause (xii) in any calendar year shall not exceed $75 million and (B) immediately after giving effect to each Restricted Payment made pursuant to this clause (xii) on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof (without giving effect to clauses (i) through (xvi) of the second paragraph of Section 4.09), (xiii) other Restricted Payments in an aggregate amount not to exceed $50.0 million and (xiv) any Investment made in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which Investment consists of the transfer of Receivables and Other Assets; PROVIDED that in determining the aggregate amount expended for Restricted Payments in accordance with paragraph (c) above, (1) no amounts expended under clauses (ii)(A)(1), (vi)(A), (viii), (ix) and (xiv) of this paragraph will be included, (2) 100% of the amounts expended under clauses
(ii)(A)(2), (iv), (v), (vi)(B), (vii), (x), (xi), (xii) and (xiii) of this paragraph will be included, (3) 50% of the amounts expended under clause (iii) of this paragraph will be included, (4) amounts expended under clause (ii)(B) of this paragraph will be included to the extent previously included for the Retired Capital Stock and (5) 100% of the amounts expended under clause (i) to the extent not included under subclauses (1) through (4) of this proviso will be included. For the purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of permitted Restricted Payments described in clauses (i) through
(xiv) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.07 (including clauses (a), (b) and (c) thereof), the Company shall, in its sole discretion, classify such Restricted Payment in any manner that complies with the covenants described above and such Restricted Payment will be treated as having been made pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.07.

               Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based on the Company's latest available internal financial statements.

SECTION 4.08.  DIVIDENDS AND PAYMENT RESTRICTIONS AFFECTING RESTRICTED
SUBSIDIARIES

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (A) the terms (as in effect on the date hereof) of the Existing Indebtedness, (B) the terms (as in effect on the date hereof) of the Bank Credit Facilities and the Outstanding Notes and Outstanding Note Indentures, (C) the terms of Indebtedness of the Company incurred in accordance with Section 4.09 hereof; PROVIDED that such terms of any such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than is permitted by this Section 4.08, (D) the terms of this Indenture and the Securities, (E) applicable law, (F) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (G) the terms of purchase money obligations for property acquired in the ordinary course of business, but only to the extent that such purchase money obligations restrict or prohibit the transfer of the property so acquired, (H) the terms of the Class D Subordinated Debentures, the Class D Debenture Indenture, the Class F Subordinated Debentures, the Class F Debenture Indenture, the Class H Subordinated Debentures and the Class H Debenture Indenture and the Class J Subordinated Notes, (I) any encumbrance or restriction with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date of this Indenture, which encumbrance or restriction is in existence at the time such Person becomes a Subsidiary of the Company or is created on the date it becomes a Subsidiary of the Company, (J) any encumbrance or restriction with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary, (K) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (L) customary provisions contained in leases and other agreements entered into in the ordinary course of business, (M) the terms of any Indebtedness for borrowed money of any Partially Owned Restricted Subsidiary, (N) in the case of clause (iii) of the first sentence of this
Section 4.08, any encumbrance or restriction contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that encumbrance or restriction restricts the transfer of the property subject to those mortgages, pledges or other security agreements, (O) any contractual requirements incurred with respect to Qualified Securitization Transactions relating exclusively to a Securitization Subsidiary that, in the good faith determination of the Board of Directors of the Company, are customary in Qualified Securitization Transactions or (P) any encumbrance or restriction existing under any agreement which refinances or replaces the agreements described in clauses (A), (B), (D), (H), (K), (L) and (M), PROVIDED that the terms and conditions of any such encumbrances or restrictions contained in any such agreements constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than those under or pursuant to the agreement evidencing the Indebtedness or obligations refinanced. Nothing contained in this Section 4.08 shall prevent the Company or a Restricted Subsidiary from entering into any agreement permitting or providing for the incurrence of Liens otherwise permitted by Section 4.13 hereof.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness unless the Company's Debt to Consolidated Cash Flow Ratio for its four full fiscal quarters ending immediately prior to the date such additional Indebtedness is created, incurred, issued, assumed or guaranteed would have been no greater than 6.0 to 1, and such Indebtedness is not senior in right of payment to the Securities; PROVIDED that such calculation shall give effect to
(A) the incurrence of any Indebtedness (after giving effect to the application of the proceeds thereof) in connection with the simultaneous acquisition of any person, business, property or assets and (B) the Consolidated Cash Flow generated by such acquired person, business, property or assets, giving effect in each case to such incurrence of Indebtedness, application of proceeds and Consolidated Cash Flow as if such acquisition had occurred at the beginning of such four quarter period. For purposes of the foregoing provision, cash flow generated by any acquired person, business, property or asset shall be determined on the same basis as the definition of Consolidated Cash Flow and shall be based on the actual earnings before interest, taxes, depreciation and amortization of such acquired person, business, property or asset during the immediately preceding four full fiscal quarters PLUS (y)(i) the savings in cost of goods sold that would have resulted during that period from the effect of using the Company's actual costs for comparable goods and services during that period and (ii) other savings in cost of goods sold or eliminations of selling, general and administrative expenses as determined by the Company in good faith in its consideration of such acquisitions and consistent with the Company's experiences in acquisitions of similar businesses MINUS (z) the incremental expenses that would be included in cost of goods sold and selling, general and administrative expenses that would have been incurred by the Company in the operation of such acquired person, business, property or assets during such period.

               The foregoing limitations shall not apply to the incurrence of
(i) Indebtedness pursuant to the Credit Facilities (provided that the principal amount of such Indebtedness shall not exceed $1.3 billion, less the amount of all repayments made in respect of term loans and of all permanent commitment reductions with respect to revolving loans (except to the extent, and only to the extent, that any required repayments of principal in connection with such commitment reduction are not made) made under the Credit Facilities (excluding such repayments and commitment reductions which occur substantially contemporaneously with a refinancing or a refunding thereof)), PLUS any amounts then available under clause (vi) of this paragraph; (ii) Existing Indebtedness;
(iii) Indebtedness represented by the Outstanding Notes and the Securities (but not any Additional Securities); (iv) Indebtedness represented by the Class D Subordinated Debentures issued in exchange for all the outstanding Series D Preferred Stock, the Class F Subordinated Debentures issued in exchange for all the outstanding Series F Preferred Stock, the Class H Subordinated Debentures issued in exchange for all the outstanding Series H Preferred Stock and the Class J Subordinated Notes issued in exchange for all the outstanding Series J Preferred Stock; (v) Capital Lease Obligations in an aggregate principal amount which, when aggregated with the principal amount of all other Capital Lease Obligations then outstanding and incurred pursuant to this clause (v) and including all Refinancing Indebtedness (as defined below) incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause
(v), does not exceed 5% of Total Assets; (vi) Indebtedness in an aggregate principal amount equal to the greater of (A) $225.0 million in the aggregate at any one time outstanding for the Company and its Restricted Subsidiaries or (B) Indebtedness created, incurred, issued, assumed or guaranteed (x) by the Company at any one time outstanding not in excess of 7% of the Consolidated Net Worth of the Company at the time of such creation, incurrence, issuance, assumption or guarantee or (y) by any Restricted Subsidiary of the Company at any one time outstanding not in excess of 7% of the Consolidated Net Worth of such Restricted Subsidiary at the time of such creation, incurrence, issuance, assumption or guarantee; (vii) Indebtedness created, incurred, issued, assumed or guaranteed in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in clauses (i) through
(vi) above, including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness"); PROVIDED, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (including unused commitments and additional Indebtedness incurred to pay premiums and fees in connection therewith) so extended, refinanced, renewed, replaced, substituted or refunded PLUS any amounts then available under clause
(vi) of this paragraph, (B) in the case of Refinancing Indebtedness for Indebtedness permitted under clauses (ii) and (iv) of this paragraph, the Refinancing Indebtedness permitted under clauses (ii) and (iv) of this paragraph shall have an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (C) the Refinancing Indebtedness for Indebtedness permitted under clauses (ii) and (iv) of this paragraph shall rank, in right of payment, no more senior than such Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and the Refinancing Indebtedness for Indebtedness permitted under clauses (i), (iii), (v) and (vi) of this paragraph shall rank, in right of payment, PARI PASSU with or junior to the Securities; (viii) intercompany Indebtedness incurred in connection with Investments in Unrestricted Subsidiaries; PROVIDED that such Investments are permitted by
Section 4.07 or Section 4.14 hereof; (ix) Indebtedness under Currency Agreements and Interest Rate Agreements, PROVIDED that in the case of Currency Agreements which relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates; (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary of the Company pursuant to such agreements, incurred or assumed by the acquired Subsidiary in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary of the Company, other than guarantees or similar credit support by the Company of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; PROVIDED that the maximum aggregate liability in respect of all such Indebtedness in the nature of such guarantees shall at no time exceed the gross proceeds actually received from the sale of such business, assets or Restricted Subsidiary; (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business, PROVIDED that such Indebtedness is extinguished within three Business Days of its incurrence;
(xii) Indebtedness of an entity at the time it is acquired as a Restricted Subsidiary, PROVIDED that such Indebtedness was not incurred or assumed by such entity in connection with or in anticipation of such acquisition; (xiii) Indebtedness between the Company and any Restricted Subsidiary; PROVIDED that any subsequent transfer of any Capital Stock which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed in each case to constitute the incurrence of such Indebtedness by the obligor thereon; (xiv) [Intentionally omitted]; (xv) the Company's Obligations arising from the repurchase, redemption or other acquisitions of Capital Stock from management investors to the extent permitted by Section 4.07 hereof and (xvi) Indebtedness incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction that is Non-Recourse Indebtedness with respect to the Company and its Restricted Subsidiaries (except for Standard Securitization Undertakings); PROVIDED that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness ceases to constitute such Non-Recourse Indebtedness, such Indebtedness will be deemed, in each case, to be incurred at such time. For the purposes of determining the aggregate Indebtedness of any referent Person, Indebtedness shall not include guarantees by any other Person of such Indebtedness. For the purposes of determining compliance with this Section 4.09,
(1) any Indebtedness outstanding under the Bank Credit Facilities on the date hereof will be treated as having been incurred on the date hereof under clause (i) above and
(2) in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through
(xvi) of this Section 4.09 or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, (A) the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with the covenants described above; PROVIDED that any Indebtedness classified as incurred pursuant to clause (vi) above may later be reclassified as having been incurred pursuant to the first paragraph of this covenant to the extent such reclassified Indebtedness could be incurred pursuant to the first paragraph at the time of such reclassification; and (B) such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.09 except as otherwise set forth in clause
(A). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.  CHANGE OF CONTROL

               Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 40 days following any Change of Control, the Company shall mail a notice to each Holder stating:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Securities tendered will be accepted for payment;

               (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

               (3) that any Security not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

               (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; PROVIDED that each Holder shall tender Securities, and each Security purchased and each such new Security issued by the Company shall be in a principal amount of $1,000 or integral multiples thereof.

               If the Change of Control Payment Date is on the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

               On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee, the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof were tendered to the Company. The Paying Agent shall promptly mail to each Holder of Securities so accepted, payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; PROVIDED that each such new Security shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements included in this Section 4.10 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under that Change of Control Offer.

SECTION 4.11.  LIMITATIONS ON ASSET SALES

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (including the sale of any of the stock of any Subsidiary) unless at least 100% of the Net Proceeds from such Asset Sale (or, in the case of a Partially Owned Restricted Subsidiary, the Company's Pro Rata Portion thereof, after repayment by such Partially Owned Restricted Subsidiary of its Indebtedness) are applied first to repay Obligations or reduce commitments under the Credit Facilities in accordance with the terms thereof, second to offer to redeem at par the Outstanding Notes and third to offer to redeem at par the Securities. The foregoing application of Net Proceeds from Asset Sales is not required in the case of (i) sales or dispositions generating cash proceeds of less than, with respect to the Company and its Restricted Subsidiaries, $2.5 million and (ii) sales and dispositions as to which the Company delivers a reinvestment notice and the proceeds are so reinvested in one or more communications, publishing, information, education or media assets or businesses within 12 months of the date the relevant Asset Sale is consummated. Notwithstanding the foregoing provisions of this Section 4.11, neither the Company nor its Restricted Subsidiaries shall be required to apply the Net Proceeds from any Asset Sale (i) to the extent that the aggregate Net Proceeds from such Asset Sale, together with the Net Proceeds, if any, of any other Asset Sale which have not been previously applied, are less than $25.0 million or (ii) to the extent that, and for so long as, such Net Proceeds cannot be so applied as a result of an encumbrance or restriction permitted pursuant to Section 4.13 hereof.

               (b) At least 15 days prior to the Company's mailing of a notice of a Net Proceeds Offer, the Company shall notify the Trustee of the Company's obligation to make such Net Proceeds Offer. Notice of a Net Proceeds Offer shall be mailed by the Company not less than 30 Business Days nor more than 40 days before the Net Proceeds Payment Date to the Holders of the Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Net Proceeds Offer shall remain open from the time of mailing until the close of business on the Business Day prior to the Net Proceeds Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

                    (1) that the Net Proceeds Offer is being made pursuant to this Section 4.11 and that the Securities will be accepted for payment on a PRO RATA basis (rounded down to the nearest $1,000), if necessary;

                    (2)  the Purchase Price and the Net Proceeds Payment Date;

                    (3) that any Security not tendered or accepted for payment will continue to accrue interest;

                    (4) that any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date;

                    (5) that each Holder of a Security electing to have such Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Trustee at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Payment Date;

                    (6) that Holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the fifth Business Day next preceding the Net Proceeds Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                    (7) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

               The Trustee shall notify the Company at the opening of business on the Net Proceeds Payment Date as to the principal amount of each of the Securities or portions thereof which have been surrendered to the Trustee in connection with the Net Proceeds Offer. On the Net Proceeds Payment Date, the Company shall (i) accept for payment on a PRO RATA basis (if

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necessary) Securities or portions thereof tendered pursuant to the Net Proceeds
Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company and any other information that the Trustee may reasonably request in order to make the payments required to be made on the Net Proceeds Payment Date. The Paying Agent shall promptly mail to Holders of Securities so accepted, payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed by the Trustee to the Holder thereof. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 4.11, the Trustee shall act as the Paying Agent.

SECTION 4.12.  TRANSACTIONS WITH AFFILIATES

               Neither the Company nor any of its Restricted Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding (each an "Affiliate Transaction") with, or for the benefit of, (i) any Person (or any Affiliate of such Person) holding 10% or more of any class of Capital Stock of the Company or any of its Restricted Subsidiaries or (ii) any Affiliate of the Company or any of its Restricted Subsidiaries, in each case involving aggregate payments or consideration in excess of $5.0 million, unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) of this Section 4.12.

               The foregoing restriction shall not apply to (i) the payment of an annual fee to KKR for the rendering of management consulting and financial services to the Company and its Restricted Subsidiaries in an aggregate amount which is reasonable in relation thereto, (ii) the payment of transaction fees to KKR in amounts which are in accordance with past practices for the rendering of financial advice and services in connection with acquisitions, dispositions and financings by the Company and its Subsidiaries, (iii) loans to officers, directors and employees of the Company and its Subsidiaries for business or personal purposes and other loans and advances to such officers, directors and employees for travel, entertainment, moving and other relocation expenses made in the ordinary course of business of the Company and its Subsidiaries, (iv) any Restricted Payments not prohibited by Section 4.07 hereof or any Investment not prohibited by Section 4.14 hereof, (v) transactions between or among any of the Company and its Restricted Subsidiaries, (vi) allocation of corporate overhead to Unrestricted Subsidiaries on a basis not materially less favorable to the Company than such allocations to Restricted Subsidiaries, (vii) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted

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Subsidiary or (viii) sales or other transfers or dispositions of Receivables and
Other Assets transferred to a Securitization Subsidiary in a Qualified Securitization Transaction.

SECTION 4.13.  LIMITATIONS ON LIENS

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or any income or profits therefrom or assign or convey any right to receive income therefrom unless the Securities are equally and ratably secured with the Indebtedness secured by such Lien for so long as such Indebtedness is so secured. Upon the release and discharge of the initial Lien, any Lien created in favor of the Securities as a result of the initial Lien shall be automatically released.

               The Securities are secured by the Pledge Agreement equally and ratably with the Outstanding Notes, the indebtedness under the Bank Credit Facilities and all other Obligations as defined in the Pledge Agreement. Notwithstanding anything to the contrary contained in the definition of Permitted Liens, the pledge provided under the Pledge Agreement securing the Securities on the date hereof is required pursuant to this Section 4.13, and the Lien under the Pledge Agreement on the date hereof securing indebtedness under the Bank Credit Facilities, the Outstanding Notes and all other Obligations as defined in the Pledge Agreement shall be deemed to be the initial Lien giving rise to the requirement to equally and ratably secure the Securities pursuant to this Section 4.13. Upon the release and discharge of either the collateral under the Pledge Agreement or the initial Lien, any Lien created in favor of the Securities as a result of the Pledge Agreement or the initial Lien will be automatically released.

SECTION 4.14.  INVESTMENTS IN UNRESTRICTED SUBSIDIARIES

               The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Investment in any Unrestricted Subsidiary, if at the time of such Investment:

               (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

               (b) immediately before such Investment, the Company would not be permitted to incur at least $1.00 of Indebtedness pursuant to the first paragraph of Section 4.09 hereof (without giving effect to clauses (i) through (xvi) of the second paragraph thereof), which calculation shall be made on a PRO FORMA basis deducting from Adjusted Consolidated Net Income the amount of any Investment the Company has made in an Unrestricted Subsidiary during the relevant period and any Investment the Company intends to make in an Unrestricted Subsidiary, to the extent that such Investment is made with amounts included in Adjusted Consolidated Net Income as a result of Transfers described in clause (c)(x) of Section
       4.07 hereof or clause (c)(y) of this Section 4.14; or

               (c) such Investment, together with the aggregate of all other Investments in Unrestricted Subsidiaries made after May 13, 1992, exceeds
       (w) the aggregate Consolidated Net Cash Flow of the Company for the period (taken as one accounting period) from the beginning of the first quarter immediately after May 13, 1992 to the end of the Company's most recently ended fiscal quarter at the time of such Investment; PLUS

                                       56
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       (x) 100% of the aggregate net cash proceeds received by the Company from
       (i) the issue or sale of Equity Interests of the Company (other than such Equity Interests issued or sold to a Restricted Subsidiary of the Company and other than Redeemable Stock) or (ii) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Restricted Subsidiary from the proceeds of such sale; PLUS (y) 100% of the amount of all Transfers from a Net Cash Flow Unrestricted Subsidiary up to the aggregate Investment (after taking into account all prior Transfers from such Net Cash Flow Unrestricted Subsidiary) in such Net Cash Flow Unrestricted Subsidiary resulting from such payments or transfers of assets (valued in each case as provided in the definition of "Investment"); PLUS (z) in the event of a designation of a Net Cash Flow Unrestricted Subsidiary as a Restricted Subsidiary, 100% of an amount equal to the greater of (A) the fair market value of such Subsidiary as determined by the Board of Directors in good faith (or, if such fair market value may exceed $25.0 million, as determined in writing by an independent investment banking firm of nationally recognized standing) at the time of the redesignation of such Net Cash Flow Unrestricted Subsidiary as a Restricted Subsidiary and (B) the Consolidated Net Cash Flow generated by such Subsidiary for the period (taken as one accounting period) from the beginning of its first fiscal quarter commencing immediately after the date of its designation as Net Cash Flow an Unrestricted Subsidiary through such Subsidiary's fiscal quarter ending immediately prior to its designation as a Restricted Subsidiary (or if such Consolidated Net Cash Flow for such period is a deficit, 100% of such deficit);

PROVIDED, that all such amounts applied pursuant to this clause (c) shall not be available for application under clause (c) of Section 4.07 hereof.

               The foregoing limitations shall not apply to (i) an Investment to the extent that it is to capitalize a Restricted Payment Unrestricted Subsidiary permitted pursuant to Section 4.07 hereof; (ii) an Investment to the extent that it is funded by the issuance of Equity Interests of the Company to the extent net proceeds are not used to fund an optional redemption of Securities, (iii) any Investment made in a Securitization Subsidiary in connection with a Qualified Securitization Transaction, which Investment consists of the transfer of Receivables and Other Assets and (iv) Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (iv) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value). For the purposes of determining compliance with this Section 4.14, in the event that the making of an Investment in an Unrestricted Subsidiary meets the criteria of more than one of the categories of permitted Investments in Unrestricted Subsidiaries described in clauses (i) through (iv) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.14 (including clauses (a), (b) and (c) thereof), the Company shall, in its sole discretion, classify such Investment in an Unrestricted Subsidiary in any manner that complies with this
Section 4.14 and Investment in an Unrestricted Subsidiary will be treated as having been made pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.14.

               Each Net Cash Flow Unrestricted Subsidiary of the Company shall at all times remain (1) wholly owned, directly or indirectly, by the Company or a wholly owned Restricted

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Subsidiary of the Company or (2) a Subsidiary of the Company so long as there is no encumbrance or restriction on the ability of that Subsidiary to pay dividends or make any other distributions on its Capital Stock, or pay any Indebtedness or other obligations to, the Company or any Restricted Subsidiary.

               Not later than the date of making any Investment described above, the Company shall deliver to the Trustee an Officer's Certificate stating that such Investment is permitted (including, without limitation, whether such Investment is capitalizing a Net Cash Flow Unrestricted Subsidiary or a Restricted Payment Unrestricted Subsidiary) and setting forth the basis upon which the calculations required by this Section 4.14 were computed, which calculations may be based on the Company's latest available internal financial statements.

SECTION 4.15.  PAYMENTS FOR CONSENT

               Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.16.  CORPORATE EXISTENCE

               Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.17.  RULE 144A INFORMATION REQUIREMENT

               The Company will furnish to the Holders or beneficial holders of the Securities and prospective purchasers of the Securities designated by the holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company consummates the Exchange Offer or has registered the Securities for resale under the Securities Act.

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                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS

          The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person (except a wholly owned Restricted Subsidiary, PROVIDED that in connection with any merger of the Company with a Restricted Subsidiary of the Company, no consideration (other than common stock in the surviving corporation or the Company) shall be issued or distributed to the shareholders of the Company) or permit any person to merge with or into it unless:

               (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred (collectively, the "Successor") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

               (ii) immediately after giving effect to such transaction on a pro forma basis, (a) no Default and no Event of Default under this Indenture shall have occurred and be continuing and (b) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof (without giving effect to clauses (i) through (xvi) of the second paragraph thereof) or the Debt to Consolidated Cash Flow Ratio equals or is less than the Debt to Consolidated Cash Flow Ratio immediately prior to such transaction.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED

               Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Securities in accordance with Section 5.01 hereof, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obligations under this Indenture and the Securities.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT

               Each of the following constitutes an "EVENT OF DEFAULT":

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               (1) the Company fails to make any payment of interest on any
       Security when the same shall become due and payable and the Default continues for a period of 30 days;

               (2) the Company fails to make any payment of the principal or premium of any Security when the same shall become due and payable at maturity, or upon acceleration, redemption or otherwise;

               (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and such failure continues for the period and after the notice specified below;

               (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee is now existing or thereafter created in the future, if either (A) such default is the failure to pay the final scheduled principal installment in an amount of at least $10.0 million in respect of any such Indebtedness on the stated maturity date thereof (after giving effect to any extension of such maturity date by the holder of such Indebtedness and after the expiration of any grace period in respect of such final scheduled principal installment contained in the instrument under which such Indebtedness is outstanding) or (B) as a result of such default the maturity of such Indebtedness has been accelerated prior to its express maturity and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated, aggregates $20.0 million or more; PROVIDED that an Event of Default shall not be deemed to occur with respect to any accelerated Indebtedness which is repaid or prepaid within 20 days after such declaration;

               (5) a final judgment that exceeds $15 million individually, or final judgments that exceed $25 million in the aggregate, for the payment of money are entered by a court or courts of competent jurisdiction against the Company, or any of its Significant Subsidiaries and such judgment or judgments shall not be discharged, satisfied, stayed, annulled or rescinded within 60 days of being entered;

               (6) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (d)  makes a general assignment for the benefit of its creditors;
                    or

               (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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               (a)  is for relief against the Company, or any of its Significant
                    Subsidiaries as debtor in an involuntary case,

               (b) appoints a Custodian of the Company, or any of its Significant Subsidiaries or a Custodian for all or substantially all of the property of the Company, or any of its Significant Subsidiaries, or

               (c) orders the liquidation of the Company, or any of its Significant Subsidiaries,

       and the order or decree remains unstayed and in effect for 60 days; and

               (8) except as permitted by this Indenture and the Securities, the Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect with respect to any Guarantor or any Guarantor shall deny or disaffirm its obligations under its Guarantee.

               The Company is required, pursuant to Section 4.04(a) hereof, to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required, pursuant to Section 4.04(c) hereof, upon becoming aware of any Default or Event of Default to deliver a statement to the Trustee specifying such Default or Event of Default. The Trustee shall not be deemed to know of a Default unless a Responsible Officer has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

               In the case of any Event of Default pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium, if any, which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

               A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 30% in principal amount of the then outstanding Securities notify the Company and the Trustee, in writing, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02.  ACCELERATION

               If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (6) or (7) of Section 6.01 hereof) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium and Additional Interest, if any, and accrued interest on the Securities to be due and payable immediately. Upon such declaration of acceleration such principal of, premium and Additional Interest, if any, and accrued interest, due and payable on the Securities, as determined in the next

                                       61
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succeeding paragraph, shall be due and payable immediately. If an Event of
Default with respect to the Company specified in clause (6) or (7) of Section
6.01 hereof occurs, all unpaid principal of, premium and Additional Interest, if any, and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium and Additional Interest, if any, or interest on the Securities that has become due solely as a result of such acceleration) have been cured or waived.

               In the event that the maturity of the Securities is accelerated pursuant to this Section 6.02, 100% of the principal amount thereof and premium or Additional Interest, if any, plus accrued interest to the date of payment shall become due and payable.

SECTION 6.03.  OTHER REMEDIES

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, or interest then due on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS

               The Holders of at least a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities), except a continuing Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on any Security (including, without limitation, pursuant to any mandatory or optional redemption obligation hereunder). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY

               The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

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SECTION 6.06.  LIMITATIONS ON SUITS

               A Holder may not pursue a remedy with respect to this Indenture, the Securities or any Guarantee unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense (including, without limitation, fees and expenses of counsel);

               (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

               (5) during such 30-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium and Additional Interest, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE

               If an Event of Default specified in Section 6.01(1) or (2) or (3) (with respect to the Company's obligations under Section 4.10 or 4.11 hereof) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the amount of principal, premium, if any, and interest remaining unpaid on the Securities, determined in accordance with Section 6.02 hereof and interest on overdue principal, premium and Additional Interest, if any, and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including

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any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES

               If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

               SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

               THIRD: to the Company.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article 6.

SECTION 6.11.  UNDERTAKING FOR COSTS

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

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                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE

               (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (2) Except during the continuance of an Event of Default:

               (a) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee pursuant to and conforming to the requirements of this Indenture.

               (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (a) this paragraph does not limit the effect of paragraph (2) of this Section 7.01;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or other officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05 hereof.

               (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section 7.01.

               (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee is not obligated to perform any duty or exercise any right or power under this Indenture at the request of the Holders of the Securities unless it receives an offer from such Holders of security and indemnity satisfactory to it against any loss, liability or expense (including, without limitation, fees of counsel).

               (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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SECTION 7.02.  RIGHTS OF TRUSTEE

               (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (2) Before the Trustee acts or refrains from acting, it may require receipt of an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in reliance thereon.

               (3) The Trustee may act through agents, attorneys, custodians and nominees and shall not be responsible for the misconduct or negligence of any such agent, attorney, custodian or nominee appointed with due care.

               (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

               (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

               (6) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities in this Indenture.

               (7) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

               (8) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the

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same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER

               The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS

               If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs or, if later, within ten days after such Default or Event of Default becomes so known to the Trustee unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal of, premium and Additional Interest, if any, or interest on any Security or that resulted from a failure to comply with Section 4.10 hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers determines in good faith that withholding the notice is in the interests of the Holders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS

               Within 60 days after each May 15 beginning with May 15, 2001, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee also shall transmit by mail all reports as required by TIA
Section 313(c).

               A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall notify the Trustee when the Securities are listed on any stock exchange or delisted therefrom.

SECTION 7.07.  COMPENSATION AND INDEMNITY

               The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time in writing. The Trustee's compensation shall not be limited by any law relating to compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall fully indemnify and hold harmless the Trustee and its directors, officers, employees and agents against any loss, liability, claim, damage or expense

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(including without limitation fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including, without limitation, costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers and duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The Company need not reimburse any expense or indemnify against any loss or liability determined by a court of competent jurisdiction to have been caused or incurred as a result of the Trustee's own negligence or willful misconduct.

               To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium and Additional Interest, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE

               The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (1)  the Trustee fails to comply with Section 7.10 hereof;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its property; or

               (4)  the Trustee becomes incapable of acting.

The foregoing notwithstanding, a resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08, and thereafter the Trustee shall have no liability for any acts or omissions of any successor Trustee.

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               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

               Subject to Section 7.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee. In case any Securities have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation of such authenticating trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor trustee had itself authenticated such Securities.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION

               There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or state (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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                                    ARTICLE 8

                          LEGAL AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium on, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section
8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other

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document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) and 6.01(8) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities:

               In order to exercise either Legal Defeasance or Covenant
Defeasance:

               (a) the Company irrevocably deposits, or causes to be deposited, in trust with the Trustee or the Paying Agent, or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient (without reinvestment thereof) to pay principal and interest on the Securities to maturity or redemption, as the case may be, as such amounts become due, and to pay all other sums payable by it hereunder; PROVIDED that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium and Additional Interest, if any, and interest with respect to the Securities;

               (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States acceptable to the Trustee or an Internal Revenue Service ruling to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as Sections 6.01(6) or 6.01(7) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit; and

               (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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SECTION 8.05.  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
OTHER MISCELLANEOUS PROVISIONS

               Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium on, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

               Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT

               If the Trustee or paying agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining,

                                       72
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restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS

               The Company and the Trustee may amend this Indenture, the Securities or the Guarantee or waive any provision hereof or thereof without the consent of any Holder:

               (1)  to cure any ambiguity, defect or inconsistency;

               (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (3)  to comply with Section 5.01 hereof;

               (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder; or

               (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

               Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any supplemental indenture that, in its reasonable discretion, affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.02.  WITH CONSENT OF HOLDERS

               Except as provided below in this Section 9.02, this Indenture, the Securities or the Guarantee may be amended or supplemented, with the written consent of the Holders of at least a

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majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities).

               Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               The Holders of at least a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer for Securities) or any existing default. However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Securities held by a non-consenting Holder):

               (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or purchase price in connection with repurchases under Sections 3.07, 3.08, 4.10 or 4.11 hereof;

               (3) reduce the rate of or change the time for payment of interest on any Security;

               (4) waive a Default or Event of Default in the payment of principal of or premium and Additional Interest, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities as provided in Section 6.02 hereof);

               (5) make any Securities payable in money other than that stated in the Securities;

               (6)  make any change in Section 6.04 or 6.07 hereof;

               (7)  waive a redemption payment with respect to any Security; or

               (8)  make any change in the foregoing.

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               The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT

               Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS

               Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

               After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through
(8) of Section 9.02 hereof. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the

Company or Trustee so determines, the Company in exchange for all Securities shall issue and the Trustee shall authenticate new Securities that reflect the changed terms.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

               The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not, in the Trustee's reasonable discretion, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                                    GUARANTEE

SECTION 10.01. SUBSIDIARY GUARANTEE

               Each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of, and premium and Additional Interest, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and Additional Interest, if any, and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise; PROVIDED, HOWEVER, that the maximum liability of a Guarantor pursuant to this Guarantee shall in no event exceed the Maximum Guaranteed Amount (as defined below). Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor other than the defense that payment has been made or that the other relevant obligations have been paid or performed. Each Guarantor hereby waives diligence, presentment, demand of payment, claim of fraud, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

               The "Maximum Guaranteed Amount" means, with respect to any Guarantor, the amount which allows the Guarantee to be enforceable to the fullest extent permitted by law, limited only to the extent necessary for the Guarantee to not constitute a fraudulent conveyance.

               Each Guarantor shall be subrogated to all rights of each Holder of any Securities against the Company in respect of any amounts paid to the Holders by such Guarantor pursuant to the provisions of this Guarantee; PROVIDED that the Guarantors shall not be entitled to enforce, or to receive, any payments arising out of or based upon, such right of subrogation until the principal of, premium and Additional Interest, if any, and interest on all the Securities shall have been paid in full and nothing remains owed to the Trustee pursuant to this Indenture.

               The Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

               No Unrestricted Subsidiary shall become a guarantor of any Indebtedness of the Company or any Restricted Subsidiaries unless such Unrestricted Subsidiary becomes a guarantor of the Securities.

SECTION 10.02. EXECUTION AND DELIVERY OF GUARANTEE

               To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit A-1 shall be endorsed by an officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Chairmen or Vice Presidents.

               Each Guarantor hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

               If an officer or Officer whose signature is on this Indenture of on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid, binding and enforceable nevertheless.

               The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

               (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

               (b) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; PROVIDED that each such Guarantor is sold or disposed of for fair market value, evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and PROVIDED, FURTHER, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure proceeding to the extent that such proviso would be inconsistent with the Uniform Commercial Code. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

SECTION 10.04. RELEASES FOLLOWING SALE OF ASSETS

               Concurrently with any sale of assets (including, if applicable, all of the capital stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; PROVIDED that any such assets are sold or disposed of for fair market value, evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee and, PROVIDED, FURTHER, that, the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure proceeding to the extent that such proviso would be inconsistent with the Uniform Commercial Code. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring the property and such Guarantor (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor) shall automatically be released and relieved of its obligations under this Article 10, PROVIDED that any such sale or disposition of all or substantially all of the assets of a Guarantor is sold or disposed of for fair market value, evidenced by a resolution of the Board of Directors set forth in an

Officer's Certificate delivered to the Trustee and, PROVIDED, FURTHER, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure proceeding to the extent that such proviso would be inconsistent with the Uniform Commercial Code. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under the Indenture as provided in this Article 10.

SECTION 10.05. "TRUSTEE" TO INCLUDE PAYING AGENT

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

SECTION 10.06. EXISTING AND ADDITIONAL SUBSIDIARY GUARANTEES

               The Company shall (a) cause each Subsidiary which, after the date of this Indenture (if not then a Guarantor), becomes a Restricted Subsidiary to execute a Guarantee of the Obligations of the Company hereunder in the form set forth in this Article 10 hereof and Exhibit A-1 hereto, PROVIDED that no Subsidiary organized outside of the United States of America, Unrestricted Subsidiary, Partially Owned Restricted Subsidiary or Securitization Subsidiary shall be required to be a Guarantor, and (b) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Subsidiary Guarantee is a valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles and the implied covenant of good faith and fair dealing.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES

               Any notice or communication by the Company, the Guarantors or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

               If to the Company or the Guarantors:

                        PRIMEDIA INC.
                        745 Fifth Avenue
                        New York, New York  10151
                        Attention:  General Counsel
                        Telecopier No.:  (212) 745-0199

               With a copy to:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, New York  10017
                        Attention:  Gary I. Horowitz, Esq.
                        Telecopier No.:  (212) 455-2502

               If to the Trustee:

                        The Bank of New York
                        101 Barclay Street -- 8W
                        New York, New York 10286

                        Attention:  Corporate Trust Administration
                        Telecopier No.:  (212) 815-5707

               The Company, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to the Holder's address shown on the register kept by the Registrar. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

               Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

               Upon any request or application by the Company and/or any Guarantors to the Trustee to take any action under this Indenture except for the initial issuance of the Securities dated May 15, 2003, the Company and/or such Guarantor as the case may be shall furnish to the Trustee:

               (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

               (1) a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED that with respect to matters of fact Opinions of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. LEGAL HOLIDAYS

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08. NO RECOURSE AGAINST OTHERS

               No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.09. GOVERNING LAW

               This Indenture, the Securities and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

SECTION 11.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11. SUCCESSORS

               All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12. SEVERABILITY

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13. COUNTERPART ORIGINALS

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14. TRUSTEE AS PAYING AGENT AND REGISTRAR

               The Company initially appoints the Trustee as Paying Agent and Registrar. The provisions regarding the indemnification of the Trustee set forth in Section 7.07 shall also apply to the Trustee in its capacity as Paying Agent and Registrar hereunder.

SECTION 11.15. TABLE OF CONTENTS, HEADINGS, ETC.

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.16. BANK OF NEW YORK NOT ACTING IN INDIVIDUAL CAPACITY

               Notwithstanding anything to the contrary contained herein, this Indenture has been accepted by The Bank of New York not in its individual capacity but solely as Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Company herein or in any of the certificates, notices or agreements delivered by the Company pursuant hereto, as to all of which recourse shall be had solely to the assets of the Company, and under no circumstances shall The Bank of New York be personally liable for the payment of any indebtedness or expenses of the Company.

SECTION 11.17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES

               In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

                                   ARTICLE 12

                                    SECURITY

SECTION 12.01. PLEDGE AGREEMENT

               (a) To secure the due and punctual payment of the obligations of the Company under this Indenture and the Securities, together with the other obligations secured thereby, the Company and the Collateral Agent entered into the Pledge Agreement to create the security interest in the Collateral and related matters. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the equal and ratable benefit of the Holders and the Trustee and the other parties secured under the Pledge Agreement pursuant to the terms of the Pledge Agreement.

               (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Pledge Agreement, as the same may be amended from time to time pursuant to the provisions of the Pledge Agreement and this Indenture, and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Pledge Agreement in accordance therewith; PROVIDED, HOWEVER, that if any provisions of the Pledge Agreement limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.

SECTION 12.02.   RELEASE OF COLLATERAL.

                  The Collateral may be released from the security interest created by the Pledge Agreement at any time or from time to time in accordance with the provisions of the Pledge Agreement and as provided by Section 4.13 of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Pledge Agreement to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company, except in cases which Section 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

                         [Signatures on Following Pages]

                                   SIGNATURES

                                           PRIMEDIA INC.


Dated as of May 15, 2003                   By:   /s/  Christopher A. Fraser
                                              --------------------------------
                                                Name:  Christopher A. Fraser
                                                Title:  Senior Vice President

                                     AgriClick LLC
                                     Canoe & Kayak, Inc.
                                     Channel One Communications Corporation
                                     Cover Concepts Marketing Services LLC
                                     CSK Publishing Company Incorporated
                                     Films for The Humanities & Sciences, Inc.
                                     Haas Publishing Companies, Inc.
                                     Hacienda Productions, Inc.
                                     HPC Brazil, Inc.
                                     IntelliChoice, Inc.
                                     Kagan Media Appraisals, Inc.
                                     Kagan Seminars, Inc.
                                     Kagan World Media, Inc.
                                     McMullen Argus Publishing, Inc.
                                     Media Central IP Corp.
                                     Motor Trend Auto Shows Inc.
                                     Paul Kagan Associates, Inc.
                                     PRIMEDIA Business Magazines & Media Inc.
                                     PRIMEDIA Companies Inc.
                                     PRIMEDIA Enthusiast Publications, Inc.
                                     PRIMEDIA Finance Shared Services, Inc.
                                     PRIMEDIA Holdings III Inc.
                                     PRIMEDIA Information Inc.
                                     PRIMEDIA Leisure Group Inc.
                                     PRIMEDIA Magazines Inc.
                                     PRIMEDIA Magazine Finance, Inc.
                                     PRIMEDIA Special Interest Publications Inc.
                                     PRIMEDIA Specialty Group Inc.
                                     PRIMEDIA Workplace Learning, LLC
                                     PRIMEDIA Workplace Learning LP
                                     Simba Information Inc.
                                     The Virtual Flyshop, Inc.


Dated as of May 15, 2003           By:    /s/ Christopher A. Fraser
                                       -------------------------------
                                        Name:  Christopher A. Fraser
                                        Title: Senior Vice President

                                   THE BANK OF NEW YORK,
                                    as Trustee


Dated as of May 15, 2003           By: /s/ Julie Salovitch-Miller
                                       ---------------------------
                                       Vice President

                                   EXHIBIT A-1

                           [__]% SENIOR NOTES DUE 2013

No. _________________                                  CUSIP _________________

                                                       $______________________

PRIMEDIA INC., a Delaware corporation (herein called the "COMPANY"), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _______________________________

on [_____________] [__], 2013.

INTEREST PAYMENT DATES: [_____________] and [_________________]

RECORD DATES: [_____________] and [_______________________]

Reference is hereby made to the further provisions of this Senior Note due 2013 set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as if set forth on the front side hereof.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed manually or by facsimile.

DATED: [_____________] [__], 2003

CERTIFICATE OF AUTHENTICATION:

This is one of the Global Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK,                       PRIMEDIA INC.
as Trustee

By:                                         By:
   ----------------------------------          ---------------------------------
     Authorized Signatory                      Name:
                                               Title:

                          [___]% SENIOR NOTES DUE 2013

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT THE TIME DURING THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY,
          (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

                                      A-1-2

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

               Capitalized terms used herein have the meaning assigned to them in the Indenture unless otherwise indicated.

               1. INTEREST; ADDITIONAL INTEREST. The Company promises to pay interest on the principal amount of this Security at [__]% per annum from the date of issuance until maturity and shall pay the Additional Interest payable pursuant to the Registration Rights Agreement. The Company will pay interest and Additional Interest, if any, semi-annually on [_____________] and [____________] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be [_____________] [__], 200[]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) and premium and Additional Interest, if any, to the Persons who are registered Holders of Securities at the close of business on the [____________] and [_________] next preceding the Interest Payment Date, even if such Securities are cancelled after such record

                                      A-1-3
date and on or before such Interest Payment Date. The Securities will be payable as to principal, premium, interest and Additional Interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, premium and Additional Interest may be made by check mailed to the Holders of the Securities at their addresses set forth in the register of Holders of Securities.

               3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

               4. INDENTURE. The Company issued the Securities under an Indenture, dated as of [_____________] [__], 2003 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code ss.ss. 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are senior obligations of the Company initially limited to $[____] million in aggregate principal amount, plus premiums and Additional Interest, if any, plus amounts, if any, sufficient to pay interest on outstanding Securities as set forth in Paragraph 2 hereof. Additional Securities may be issued from time to time subject to Section 4.09 of the Indenture. The Securities and any Additional Securities subsequently issued would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

               5. OPTIONAL REDEMPTION.

               At any time prior to [____________] [__], 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities (which includes Additional Securities, if any) issued hereunder at a redemption price of [__]% of the principal amount of such Securities, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that:

               (1) at least 65% of the aggregate principal amount of Securities (which includes Additional Securities, if any) issued remains outstanding immediately after the occurrence of each of those redemptions (excluding Securities held by the Company and its Subsidiaries); and

               (2) any redemption must occur within 60 days of the date of closing of such Equity Offering.

               Except as provided in the preceding paragraph and other than in connection with a Change of Control pursuant to Section 3.08 of the Indenture, the Company may not redeem the Securities prior to [______________] [__], 2008. On or after [_____________] [__], 2008, the Company may, at its option, redeem the Securities, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth in the immediately succeeding paragraph, plus accrued and unpaid interest thereon to the applicable redemption date.

                                      A-1-4

               The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the twelve-month period beginning [_________] [__] of the years indicated below:

               Year                                             Percentage
               ----                                             ----------
               2008...............................................[_____]%
               2009...............................................[_____]%
               2010...............................................[_____]%
               2011 and thereafter................................100.000%

               If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on that record date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Company.

               Notwithstanding the foregoing, upon the occurrence at any time of a Change in Control, the Securities will be redeemable, at the option of the Company, in whole or in part, pursuant to the provisions of Section 3.08 of the Indenture.

               Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

               6. MANDATORY OFFERS TO REPURCHASE; ASSET SALES.

               (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee, the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof were tendered to the Company. The Paying Agent shall promptly mail to each Holder of Securities so accepted, payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; PROVIDED that each such new Security shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               A Holder of Securities may tender all or any portion of his Securities at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Security.

                                      A-1-5

               (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (including the sale of any of the stock of any Subsidiary) unless at least 100% of the Net Proceeds from such Asset Sale (or, in the case of a Partially Owned Restricted Subsidiary, the Company's Pro Rata Portion thereof, after repayment by such Partially Owned Restricted Subsidiary of its Indebtedness) are applied first to repay Obligations or reduce commitments under the Credit Facilities in accordance with the terms thereof, second to offer to redeem at par the Outstanding Notes and third to offer to redeem at par the Securities. The foregoing application of Net Proceeds from Asset Sales is not required in the case of (i) sales or dispositions generating cash proceeds of less than, with respect to the Company and its Restricted Subsidiaries, $2.5 million and (ii) sales and dispositions as to which the Company delivers a reinvestment notice and the proceeds are so reinvested in one or more communications, publishing, information, education or media assets or businesses within 12 months of the date the relevant Asset Sale is consummated. Notwithstanding the foregoing provisions of this paragraph (b), neither the Company nor its Restricted Subsidiaries shall be required to apply the Net Proceeds from any Asset Sale (i) to the extent that the aggregate Net Proceeds from such Asset Sale, together with the Net Proceeds, if any, of any other Asset Sale which have not been previously applied, are less than $25.0 million or (ii) to the extent that, and for so long as, such Net Proceeds cannot be so applied as a result of an encumbrance or restriction permitted pursuant to Section 4.13 of the Indenture.

               7. NOTICE OF REDEMPTION. Notice of any redemption pursuant to
Section 3.07 or 3.08 of the Indenture will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

               8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a Notice of Redemption and ending on the date of such mailing or during the period between a record date and the corresponding Interest Payment Date.

               9. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

               10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture, the Securities or the Guarantee may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the consent of the Holders

                                      A-1-6
of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities; to comply with Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

               Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder of Securities) (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or purchase price in connection with repurchases under Sections 3.07, 3.08, 4.10 or 4.11 of the Indenture, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium or Additional Interest, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities as provided in Section 6.02 of the Indenture), (v) make any Securities payable in money other than that stated in the Securities, (vi) make any change in Section 6.04 or 6.07 of the Indenture,
(vii) waive a redemption payment with respect to any Security or (viii) make any change in the foregoing.

               The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture or this Security (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

               11. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest or Additional Interest on the Securities for 30 days; default in payment of the principal or premium of any Security at maturity, or upon acceleration, redemption or otherwise; failure by the Company for 30 days after written notice to it from the Trustee, or after written notice to it and the Trustee from Holders of at least 30% in principal amount of the then outstanding Securities, to comply with any of its other agreements in the Indenture or the Securities; certain defaults under other Indebtedness; certain final judgments that remain undischarged for 60 days after being entered; certain events of bankruptcy or insolvency; and, except as permitted by the Indenture and the Securities, the Guarantees are held in any judicial proceeding to be unenforceable or invalid or otherwise cease for any reason to be in full force and effect with respect to any Guarantor or any Guarantor denies or disaffirms its obligations under its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities plus premium and Additional Interest, if any, and accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further

                                      A-1-7
action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium or Additional Interest, if any, or interest or that resulted from a failure to comply with Section 4.10 of the Indenture) if and so long as a committee of its Responsible Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

               12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

               13. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

               14. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               16. GUARANTORS. Payment of principal, premium and Additional Interest, if any, and interest (including interest on overdue principal of, premium, if any, and interest, if lawful) is unconditionally guaranteed by each of the Guarantors.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               PRIMEDIA INC.
               745 Fifth Avenue
               New York, New York  10151
               Attention: Treasurer

                                      A-1-8

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date:


                                   Your Signature:
                                                  ------------------------------
                                       (Sign exactly as your name appears on
                                        the face of this Security)


Signature Guarantee.*


-----------------------------------

*Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program in accordance with the Securities Exchange Act of 1934, as amended.

                                      A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section or 4.10 or 4.11 of the Indenture, check the appropriate box:

              / /    Section 4.10          / /   Section 4.11

     If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the amount you elect to have purchased: $___________


Date:                                Your Signature:
     ------------------------------                 ----------------------------
                                                 (Sign exactly as your name
                                                   appears on the Security)

Signature Guarantee.*


-------------------------------


*Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-1-10

                     SCHEDULE OF EXCHANGES FOR GLOBAL NOTES

                                          Amount of               Principal Amount of this
                   Amount of decrease in  increase in             Global Note                    Signature of
Date of            Principal Amount of    Principal Amount of     following such decrease        Authorized
Exchange           this Global Note       this Global Note        (or increase)                  Signatory
--------           ----------------       ----------------        -------------                  ---------



                                     A-1-11

                                   EXHIBIT A-2

                           [__]% SENIOR NOTES DUE 2013

No. _________________                                   CUSIP _________________

                                                        $______________________

PRIMEDIA INC., a Delaware corporation (herein called the "COMPANY"), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _______________________________

on [_____________] [__], 2003.

INTEREST PAYMENT DATES: [_____________] and [_________________]

RECORD DATES: [_____________] and [_______________________]

Reference is hereby made to the further provisions of this Senior Note due 2013 set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as if set forth on the front side hereof.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed manually or by facsimile.

DATED: [_____________] [__], 2003

CERTIFICATE OF AUTHENTICATION:

This is one of the Global Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK,                        PRIMEDIA INC.
as Trustee


By:                                          By:
    -------------------------------             -------------------------------
        Authorized Signatory                    Name:
                                                Title:

                                      A-2-1

                        [_______]% SENIOR NOTES DUE 2013

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT THE TIME DURING THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY,
          (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE

                                      A-2-2

          CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

               Capitalized terms used herein have the meaning assigned to them in the Indenture unless otherwise indicated.

               1. INTEREST; ADDITIONAL INTEREST. The Company promises to pay interest on the principal amount of this Security at [__]% per annum from the date of issuance until maturity and shall pay the Additional Interest payable pursuant to the Registration Rights Agreement. The Company will pay interest and Additional Interest, if any, semi-annually on [_____________] and [____________] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be

                                      A-2-3

[_____________] [__], 200[]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) and premium and Additional Interest, if any, to the Persons who are registered Holders of Securities at the close of business on the [____________] and [_________] next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Securities will be payable as to principal, premium, interest and Additional Interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, premium and Additional Interest may be made by check mailed to the Holders of the Securities at their addresses set forth in the register of Holders of Securities.

               3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

               4. INDENTURE. The Company issued the Securities under an Indenture, dated as of [_____________] [__], 2003 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code ss.ss. 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are senior obligations of the Company initially limited to $[____] million in aggregate principal amount, plus premiums and Additional Interest, if any, plus amounts, if any, sufficient to pay interest on outstanding Securities as set forth in Paragraph 2 hereof. Additional Securities may be issued from time to time subject to Section 4.09 of the Indenture. The Securities and any Additional Securities subsequently issued would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

               5. OPTIONAL REDEMPTION.

               At any time prior to [____________] [__], 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities (which includes Additional Securities, if any) issued hereunder at a redemption price of [__]% of the principal amount of such Securities, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that:

               (3) at least 65% of the aggregate principal amount of Securities (which includes Additional Securities, if any) issued remains outstanding immediately after the occurrence of each of those redemptions (excluding Securities held by the Company and its Subsidiaries); and

                                      A-2-4

               (4) any redemption must occur within 60 days of the date of closing of such Equity Offering.

               Except as provided in the preceding paragraph and other than in connection with a Change of Control pursuant to Section 3.08 of the Indenture, the Company may not redeem the Securities prior to [______________] [__], 2008. On or after [_____________] [__], 2008, the Company may, at its option, redeem the Securities, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth in the immediately succeeding paragraph, plus accrued and unpaid interest thereon to the applicable redemption date.

               The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the twelve-month period beginning [_________] [__] of the years indicated below:

               Year                                               Percentage
               ----                                               ----------
               2008.................................................[_____]%
               2009.................................................[_____]%
               2010.................................................[_____]%
               2011 and thereafter..................................100.000%

               If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on that record date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Company.

               Notwithstanding the foregoing, upon the occurrence at any time of a Change in Control, the Securities will be redeemable, at the option of the Company, in whole or in part, pursuant to the provisions of Section 3.08 of the Indenture.

               Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

               6. MANDATORY OFFERS TO REPURCHASE; ASSET SALES.

               (c) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee, the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof were tendered to the Company. The Paying Agent shall promptly mail to each Holder of Securities so accepted, payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly

                                      A-2-5
          authenticate and mail to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; PROVIDED that each such new Security shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               A Holder of Securities may tender all or any portion of his Securities at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Security.

               (d) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (including the sale of any of the stock of any Subsidiary) unless at least 100% of the Net Proceeds from such Asset Sale (or, in the case of a Partially Owned Restricted Subsidiary, the Company's Pro Rata Portion thereof, after repayment by such Partially Owned Restricted Subsidiary of its Indebtedness) are applied first to repay Obligations or reduce commitments under the Credit Facilities in accordance with the terms thereof, second to offer to redeem at par the Outstanding Notes and third to offer to redeem at par the Securities. The foregoing application of Net Proceeds from Asset Sales is not required in the case of (i) sales or dispositions generating cash proceeds of less than, with respect to the Company and its Restricted Subsidiaries, $2.5 million and (ii) sales and dispositions as to which the Company delivers a reinvestment notice and the proceeds are so reinvested in one or more communications, publishing, information, education or media assets or businesses within 12 months of the date the relevant Asset Sale is consummated. Notwithstanding the foregoing provisions of this paragraph (6), neither the Company nor its Restricted Subsidiaries shall be required to apply the Net Proceeds from any Asset Sale (i) to the extent that the aggregate Net Proceeds from such Asset Sale, together with the Net Proceeds, if any, of any other Asset Sale which have not been previously applied, are less than $25.0 million or (ii) to the extent that, and for so long as, such Net Proceeds cannot be so applied as a result of an encumbrance or restriction permitted pursuant to Section 4.13 of the Indenture.

               7. NOTICE OF REDEMPTION. Notice of any redemption pursuant to
Section 3.07 or 3.08 of the Indenture will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

               8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or

                                      A-2-6
register the transfer of any Securities for a period of 15 days before the mailing of a Notice of Redemption and ending on the date of such mailing or during the period between a record date and the corresponding Interest Payment Date.

               9. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

               10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture, the Securities or the Guarantee may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities; to comply with Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

               Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder of Securities) (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or purchase price in connection with repurchases under Sections 3.07, 3.08, 4.10 or 4.11 of the Indenture, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium or Additional Interest, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities as provided in Section 6.02 of the Indenture), (v) make any Securities payable in money other than that stated in the Securities, (vi) make any change in Section 6.04 or 6.07 of the Indenture,
(vii) waive a redemption payment with respect to any Security or (viii) make any change in the foregoing.

               The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture or this Security (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

               11. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest or Additional Interest on the Securities for 30 days; default in payment of the principal or premium of any Security at maturity, or upon acceleration, redemption or otherwise; failure by the Company for 30 days after written notice to it from the Trustee, or after written notice to it and the Trustee from Holders of at least 30% in principal amount of the then outstanding Securities, to comply with any of its other agreements in the Indenture or the Securities; certain defaults under other Indebtedness; certain final judgments that remain undischarged for 60 days

                                      A-2-7
after being entered; certain events of bankruptcy or insolvency; and, except as permitted by the Indenture and the Securities, the Guarantees are held in any judicial proceeding to be unenforceable or invalid or otherwise cease for any reason to be in full force and effect with respect to any Guarantor or any Guarantor denies or disaffirms its obligations under its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities plus premium and Additional Interest, if any, and accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium or Additional Interest, if any, or interest or that resulted from a failure to comply with Section 4.10 of the Indenture) if and so long as a committee of its Responsible Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

               12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

               13. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

               14. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               16. GUARANTORS. Payment of principal, premium and Additional Interest, if any, and interest (including interest on overdue principal of, premium, if any, and interest, if lawful) is unconditionally guaranteed by each of the Guarantors.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                                      A-2-8

               PRIMEDIA INC.
               745 Fifth Avenue
               New York, New York  10151
               Attention:  Treasurer

                                      A-2-9

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:
     ------------------------------

                                   Your Signature:
                                                  ------------------------------
                                        (Sign exactly as your name appears
                                          on the face of this Security)


Signature Guarantee.*


----------------------------------------

*Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-2-10

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section or 4.10 or 4.11 of the Indenture, check the appropriate box:

            / /   Section 4.10              / /   Section 4.11

         If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the amount you elect to have purchased: $___________


Date:                                    Your Signature:
     ------------------------------                     ------------------------
                                                  (Sign exactly as your name
                                                   appears on the Security)

Signature Guarantee.*


-------------------------------

*Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-2-11

SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

               The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                           Principal Amount
                                Amount of                                 of this Global Note       Signature of
                               decrease in         Amount of increase       following such       authorized officer
                            Principal Amount      in Principal Amount        decrease (or           of Trustee or
    Date of Exchange       of this Global Note    of this Global Note          increase)           Note Custodian
    ----------------       -------------------    -------------------     -------------------   --------------------



                                     A-2-12

                                   EXHIBIT A-3

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

               Each of the corporations listed below (hereinafter referred to as the "Guarantors", which term includes any successor or additional Guarantor under the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed) (i) has jointly and severally, unconditionally guaranteed that (a) the principal of, and premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee will be promptly paid in full or performed, all in accordance with the terms hereof and as set forth in the Indenture; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, or otherwise; PROVIDED, HOWEVER, that the maximum liability of a Guarantor pursuant to this Guarantee shall in no event exceed the Maximum Guaranteed Amount (as defined below). Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

               The "Maximum Guaranteed Amount" means, with respect to any Guarantor, the amount which allows this Guarantee to be enforceable to the fullest extent permitted by law, limited only to the extent necessary for this Guarantee to not constitute a fraudulent conveyance.

               No stockholder, officer, director, employer or incorporator, past, present or future, of the Guarantors, as such, shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, officer, director, employer or incorporator.

               This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

               This Guarantee shall not be valid or obligatory for any purpose with respect to a Security until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                 AgriClick LLC
                 Canoe & Kayak, Inc.
                 Channel One Communications Corporation
                 Cover Concepts Marketing Services LLC
                 CSK Publishing Company Incorporated
                 Films for The Humanities & Sciences, Inc.
                 Haas Publishing Companies, Inc.
                 Hacienda Productions, Inc.
                 HPC Brazil, Inc.
                 IntelliChoice, Inc.
                 Kagan Media Appraisals, Inc.
                 Kagan Seminars, Inc.
                 Kagan World Media, Inc.
                 McMullen Argus Publishing, Inc.
                 Media Central IP Corp.
                 Motor Trend Auto Shows Inc.
                 Paul Kagan Associates, Inc.
                 PRIMEDIA Business Magazines & Media Inc.
                 PRIMEDIA Companies Inc.
                 PRIMEDIA Enthusiast Publications, Inc.
                 PRIMEDIA Finance Shared Services, Inc.
                 PRIMEDIA Holdings III Inc.
                 PRIMEDIA Information Inc.
                 PRIMEDIA Leisure Group Inc.
                 PRIMEDIA Magazines Inc.
                 PRIMEDIA Magazine Finance, Inc.
                 PRIMEDIA Special Interest Publications Inc.
                 PRIMEDIA Specialty Group Inc.
                 PRIMEDIA Workplace Learning, LLC
                 PRIMEDIA Workplace Learning LP
                 Simba Information Inc.
                 The Virtual Flyshop, Inc.


                  Name:
                  Title:

                                      A-3-2

                                                                      SCHEDULE I

                 AgriClick LLC
                 Canoe & Kayak, Inc.
                 Channel One Communications Corporation
                 Cover Concepts Marketing Services LLC
                 CSK Publishing Company Incorporated
                 Films for The Humanities & Sciences, Inc.
                 Haas Publishing Companies, Inc.
                 Hacienda Productions, Inc.
                 HPC Brazil, Inc.
                 IntelliChoice, Inc.
                 Kagan Media Appraisals, Inc.
                 Kagan Seminars, Inc.
                 Kagan World Media, Inc.
                 McMullen Argus Publishing, Inc.
                 Media Central IP Corp.
                 Motor Trend Auto Shows Inc.
                 Paul Kagan Associates, Inc.
                 PRIMEDIA Business Magazines & Media Inc.
                 PRIMEDIA Companies Inc.
                 PRIMEDIA Enthusiast Publications, Inc.
                 PRIMEDIA Finance Shared Services, Inc.
                 PRIMEDIA Holdings III Inc.
                 PRIMEDIA Information Inc.
                 PRIMEDIA Leisure Group Inc.
                 PRIMEDIA Magazines Inc.
                 PRIMEDIA Magazine Finance, Inc.
                 PRIMEDIA Special Interest Publications Inc.
                 PRIMEDIA Specialty Group Inc.
                 PRIMEDIA Workplace Learning, LLC
                 PRIMEDIA Workplace Learning LP
                 Simba Information Inc.
                 The Virtual Flyshop, Inc.

                                      A-3-3

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

The Bank of New York
101 Barclay Street
New York, New York 10286

               Re: 8% Senior Notes Due 2013

               Reference is hereby made to the Indenture, dated as of May 15, 2003 (the "INDENTURE"), between PRIMEDIA Inc., as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               ______________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

               1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

               2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

               3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) / / such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

               (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on Definitive Notes and in the Indenture and the Securities Act.

               4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

               (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                         --------------------------------------
                                         [Insert Name of Transferor]


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


Dated: ________, ___

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

         [CHECK ONE OF (a) OR (b)]

         (b)   / / a beneficial interest in the:

         (i)      / / 144A Global Note (CUSIP ____), or

         (ii)     / / Regulation S Global Note (CUSIP ____), or

         (iii)    / / IAI Global Note (CUSIP_____), or

         (c)   / / a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

         [CHECK ONE]

         (a)   / / a beneficial interest in the:

         (i)      / / 144A Global Note (CUSIP ____), or

         (ii)     / / Regulation S Global Note (CUSIP ____), or

         (iii)    / / Unrestricted Global Note (CUSIP ____); or

         (b)   / / a Restricted Definitive Note; or

         (c)   / / an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

The Bank of New York
101 Barclay Street
New York, New York 10286

               Re: 8% Senior Notes 2013

                               (CUSIP __________)

               Reference is hereby made to the Indenture, dated as of May 15, 2003 (the "INDENTURE"), between PRIMEDIA Inc., as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               _____________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

               1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

               (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"),
          (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (b) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
          (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
          (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (d) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

               (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ? 144A Global Note, ? Regulation S Global Note or ? IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                         -------------------------------
                                         [Insert Name of Owner]


                                          By:
                                             ----------------------------
                                             Name:
                                             Title:

Dated: ________, __

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

The Bank of New York
101 Barclay Street
New York, New York 10286

               Re: 8% Senior Notes Due 2013

               Reference is hereby made to the Indenture, dated as of May 15, 2003 (the "INDENTURE"), between PRIMEDIA Inc., as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of $____________ aggregate principal amount of:

               (a) / / a beneficial interest in a Global Note, or

               (b) / / a Definitive Note,

we confirm that:

               1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

               2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the

Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

               3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                     ---------------------------------------
                                     [Insert Name of Accredited Investor]


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

Dated: ________, ___

                                       D-2